Exhibit 10.38

OFFICE LEASE

This Office Lease (this “Lease”), dated as of the date set forth in Section 1.1, is made by and between CARR NP PROPERTIES, L.L.C., a Delaware limited liability company (“Carr”), and 3975 FREEDOM CIRCLE DRIVE LLC, a Delaware limited liability company (“3975 Freedom”) (Carr and 3975 Freedom, collectively, “Landlord”), and NETLOGIC MICROSYSTEMS, INC., a Delaware corporation (“Tenant”). The following exhibits are incorporated herein and made a part hereof: Exhibit A (Outline of Premises); Exhibit B (Work Letter); Exhibit C (Form of Confirmation Letter); Exhibit D (Rules and Regulations); Exhibit E (Judicial Reference); and Exhibit F (Additional Provisions).

Lease and Sub-Sublease

A. Carr is the owner of the Building, Property and Project as defined below. Floors 6 through 12 of the Building are currently subject to that certain Lease dated May 24, 2000, between Carr, as landlord, and Sun Microsystems, Inc., a Delaware corporation (“together with any of its successors-in-interest, “Master Lessee”), as tenant (the “Master Lease”). Floors 1 through 5 of the Building are not subject to the Master Lease.

B. Master Lessee has sublet the entire premises under the Master Lease to 3975 Freedom, an affiliate of Carr, pursuant to that certain Sublease dated September 30, 2006 (the “Sublease”), between Master Lessee, as sublandlord, and 3975 Freedom, as subtenant.

C. The Master Lease and the Sublease will both expire concurrently on October 31, 2011 (the “Sublease Expiration Date”). The date on which both the Master Lease and the Sublease terminate, whether by expiration or earlier termination, is called the “Sun Lease Termination Date”.

D. During the period commencing on the date hereof, and continuing until the Sun Lease Termination Date (the “Sublease Term”), Tenant’s occupancy of (i) the portion of the Premises subject to the Sublease shall be as a subtenant of 3975 Freedom, and this Lease shall be a sub-sublease under the Sublease, between 3975 Freedom, as sub-sublandlord, and Tenant as sub-subtenant, and (ii) the portions of the Premises not subject to the Sublease, shall be a direct lease between Carr, as Landlord, and Tenant as tenant. During the Sublease Term, the terms and conditions of this Lease shall control, and Tenant shall have no obligations whatsoever with respect to the Sublease or the Master Lease.

E. Effective immediately and automatically as of the Sun Lease Termination Date, this Lease shall be a direct lease between Carr, as Landlord, and Tenant as tenant, as to the entire Premises.

F. Except as otherwise provided in this Lease, during the Sublease Term, the term “Landlord” as used herein shall mean 3975 Freedom and Carr, jointly and severally, and from and after the date of expiration or termination of the Sublease and Master Lease, the term “Landlord” as used herein shall mean Carr.

1 BASIC LEASE INFORMATION

1.1	Date:		March 19, 2010

1.2	Premises.

	1.2.1	“Building”:	3975 Freedom Circle Drive Santa Clara, California 95054 commonly known as Mission Towers, and containing approximately 295,966 rentable square feet of space

	1.2.2	“Premises”:

Subject to Section 2.1.1, 105,930 rentable square feet of space in the Building comprised of:

(i) all of the 9th floor (containing approximately 25,867 rentable square feet of space),

(ii) all of the 10th, 11th and 12th floors (each containing approximately 25,786 rentable square feet of space), and

(iii) a portion of the 1st floor of the Building containing approximately 2,705 rentable square feet of shipping and receiving space (the “1st Floor Premises”).

The outline and location of the Premises is set forth in Exhibit A. If the Premises includes any floor in its entirety, all corridors and restroom facilities located on such floor shall be considered part of the Premises.

	1.2.3	“Property”:	The Building, the parcel(s) of land upon which it is located, and, at Landlord’s discretion, any parking facilities and other improvements serving the Building and the parcel(s) of land upon which such parking facilities and other improvements are located.

	1.2.4	“Project”:	The Property or, at Landlord’s discretion, any project containing the Property and any other land, buildings or other improvements owned by Landlord.

1.3	Term

	1.3.1	Term:	The term of this Lease (the “Term”) shall commence on the Commencement Date and end on the Expiration Date (or any earlier date on which this Lease is terminated as provided herein).

	1.3.2	“Commencement Date”:	The date on which the Premises (other than the 1st Floor Premises) is Ready for Occupancy (defined in Exhibit B).

Tenant acknowledges that the delivery of the 1st Floor Premises may occur after the delivery of the remainder of the Premises. In such event, Landlord and Tenant will use commercially reasonable efforts to mutually agree upon temporary space in the Building to be used by Tenant until such time as the 1st Floor Premises are delivered (and the parties agree that approximately 1,500 square feet of laboratory space on the 8th floor of the Building would be acceptable temporary space). The use of such temporary premises shall be on all of the same terms and conditions of this Lease as if such space were a part of the Premises, and in connection therewith, Tenant shall have the right to use appropriate Building loading areas, Common Area hallways, and freight elevators. In any event Landlord shall deliver the 1st Floor Premises to Tenant on or before December 1, 2011.

	1.3.3	“Expiration Date”:	The last day of the calendar month in which the 8th anniversary of the Commencement Date occurs, which is anticipated to be May 31, 2018.
1.4	“Base Rent”:

Period During Term	Annual Base Rent Per Rentable Square Foot	Monthly Base Rent Per Rentable Square Foot	Monthly Installment of Base Rent
Lease Commencement – last day of the 23rd full calendar month of the Term (each such full calendar month is referred to as a “Month”)	$0.00	$0.00	$0.00
First day of Month 24 through last day of Month 35	$28.80	$2.40	$254,232.00
First day of Month 36 through last day of Month 48	$28.80	$2.40	$254,232.00
First day of Month 49 through last day of Month 60	$30.00	$2.50	$264,825.00
First day of Month 61 through last day of Month 72	$31.20	$2.60	$275,418.00
First day of Month 73

through last day of Month 84	$32.40	$2.70	$286,011.00
First day of Month 85 through the Expiration Date	$33.60	$2.80	$296,604.00

1.5	Intentionally Omitted.

1.6	“Tenant’s Share”:	35.79%, subject to Section 2.1.1.

1.7	“Permitted Use”:	General office use, computer lab and R&D (but with no “wet labs”), ancillary warehouse, and shipping and receiving, all consistent with a first-class office building.

1.8	“Letter of Credit”:	A letter of credit in the initial amount of $1,000,000.00, as more particularly described in Section 21.

1.9	Parking:	3.77 unreserved parking spaces per each 1,000 rentable square feet of space in the Premises.

1.10	Address of Tenant:	Before the Commencement Date: 1875 Charleston Road Mountain View, CA 94043-1215 From and after the Commencement Date: the Premises.

1.11	Address of Landlord:

Equity Office Properties

2655 Campus Drive, Suite 100

San Mateo, CA 94403

Attention: Managing Director

with copies to:

Equity Office

One Market Street

Spear Tower, Suite 600

San Francisco, CA 94105-1000

Attn: Managing Counsel

and

Equity Office

Two North Riverside Plaza

Suite 2100

Chicago, IL 60606

Attn: Lease Administration

1.12	Broker(s):	CB Richard Ellis (“Tenant’s Broker”), representing Tenant, and Equity Office Properties (“Landlord’s Broker”), representing Landlord.

1.13	Building Hours and Holidays:	“Building Hours” mean 8:00 a.m. to 7:00 p.m., Monday through Friday, excluding the day of observation of New Year’s Day, Presidents Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day, and, at Landlord’s discretion, any other locally or nationally recognized holiday that is observed by other buildings comparable to and in the vicinity of the Building (collectively, “Holidays”).

1.14	“Transfer Radius”:	None.

1.15	“Tenant Improvements”:	Defined in Exhibit B, if any.

2 PREMISES AND COMMON AREAS.

2.1 The Premises.

2.1.1 Subject to the terms hereof, Landlord hereby leases the Premises to Tenant and Tenant hereby leases the Premises from Landlord. Landlord and Tenant acknowledge that the rentable square footage of the Premises is as set forth in Section 1.2.2 and the rentable square footage of the Building is as set forth in Section 1.6; provided, however, that Landlord may from time to time re-measure the Premises and/or the Building in accordance with any generally accepted measurement standards selected by Landlord (provided that Landlord uses the same measurement standard for both the Premises and the Building) and adjust Tenant’s Share based on such re-measurement; provided further, however, that any such re-measurement shall not affect the amount of Base Rent payable for, or the amount of any tenant allowance applicable to, the initial Term. At any time Landlord may deliver to Tenant a notice substantially in the form of Exhibit C, as a confirmation of the information set forth therein. Tenant shall execute and return (or, by notice to Landlord, reasonably object to) such notice within five (5) days after receiving it, and if Tenant fails to do so, Tenant shall be deemed to have executed and returned it without exception.

2.1.2 Subject to the Work Letter and except as expressly provided herein, the Premises, Expansion Space, and any First Offer Space, as applicable, are to be accepted by Tenant in their respective condition and configuration existing on the date of delivery to Tenant without any obligation of Landlord to perform or pay for any alterations thereto and without any representation or warranty regarding the condition of the Premises, the Building or the Project or their suitability for Tenant’s business. The foregoing notwithstanding, Landlord shall deliver the Premises, any Expansion Space and any First Offer Space to Tenant in good operating condition, free from material defect in design, material and workmanship, and in compliance with all Laws to the extent required to allow the legal occupancy thereof. During the twelve (12) month period following the date the Premises and any Expansion Space are Ready for Occupancy, and notwithstanding the terms of Section 7.1 of this Lease, Landlord shall be responsible to repair, at Landlord’s sole cost and expense, any defect in design, material or workmanship of the Premises. Landlord shall additionally be responsible to remedy, at Landlord’s sole cost and expense, any failure of such space to have been constructed in compliance with applicable laws, which obligation shall not be limited to the twelve (12) month period set forth above.

2.2 Common Areas. Tenant may use, in common with Landlord and other parties and subject to the Rules and Regulations (defined in Exhibit D), any portions of the Property that are designated from time to time by Landlord for such use (the “Common Areas”). The foregoing notwithstanding, so long as Tenant continues to fully occupy at least four (4) full floors of the Building, one of the elevators in the Building shall be dedicated to the Premises, and all elevators shall have an access control system giving Tenant control of access to any of the floors of the Premises.

2.3 Fitness Center. The first floor of the Building currently contains an area leased to a third-party tenant which is currently improved as a fitness center for use by such tenant’s employees (the “Fitness Center”). Following the vacation and surrender of the Fitness Center by such tenant, Landlord shall continue to operate such Fitness Center as a fitness center, and shall make the same available to use by tenants and occupants of the Project, including employees of Tenant. Such use shall be subject to reasonable requirements, rules and regulations promulgated by Landlord in connection therewith, which may include the requirement that individuals desiring to use the Fitness Center sign a waiver and release as required by Landlord. As long as such Fitness Center is operated by Landlord for use by tenants and occupants of the Project, the costs relating thereto shall be included in Expenses.

3 RENT. Tenant shall pay all Base Rent and Additional Rent (defined below) (collectively, “Rent”) to Landlord or Landlord’s agent, without prior notice or demand or any setoff or deduction, except as expressly provided in this Lease, at the place Landlord may designate from time to time. As used herein, “Additional Rent” means all amounts, other than Base Rent, that Tenant is required to pay Landlord hereunder. Monthly payments of Base Rent and monthly payments of Additional Rent for Expenses (defined in Section 4.2.2), Taxes (defined in Section 4.2.3) and parking (collectively, “Monthly Rent”) shall be paid in advance on or before the first day of each calendar month during the Term; provided, however, that the installment of Base Rent for the first full calendar month for which Base Rent is payable hereunder (i.e., April, 2012) and the installment of Additional Rent for Expenses and Taxes for the first full calendar month for which such Additional Rent is payable hereunder shall be paid upon Tenant’s execution and delivery hereof. Except as otherwise provided herein, all other items of Additional Rent shall be paid within 30 days after Tenant receives Landlord’s written request for payment. Rent for any partial calendar month shall be prorated based on the actual number of days in such month. Without limiting Landlord’s other rights or remedies, if any installment of Monthly Rent is not received by Landlord or its designee within five (5) business days after written notice of failure to pay, Tenant shall pay Landlord a late charge equal to 5% of the overdue amount; and (b) any Rent that is not paid within 10 days after its due date shall bear interest, from the expiration of such 10-day period, at the lesser of 10% per annum or the highest rate permitted by Law (defined in Section 5). Tenant’s covenant to pay Rent is independent of every other covenant herein.

4 EXPENSES AND TAXES.

4.1 General Terms. In addition to Base Rent, Tenant shall pay, in accordance with Section 4.4, for each Expense Year (defined in Section 4.2.1), an amount equal to the sum of (a) Tenant’s Share of Expenses for such Expense Year, plus (b) Tenant’s Share of Taxes for such Expense Year. Tenant’s Share of Expenses and Tenant’s Share of Taxes for any partial Expense Year shall be prorated based on the number of days in such Expense Year. Notwithstanding the foregoing, Tenant shall not be obligated to pay any Expenses or Taxes attributable to the first fourteen (14) days after the Lease Commencement Date.

4.2 Definitions. As used herein, the following terms have the following meanings:

4.2.1 “Expense Year” means each calendar year in which any portion of the Term occurs.

4.2.2 “Expenses” means all expenses, costs and amounts that Landlord pays which are due and attributable to any Expense Year because of or in connection with the ownership, management, maintenance, security, repair, replacement, restoration or operation of the Project. Landlord shall act in a reasonable manner in incurring Expenses. Expenses shall include (i) the cost of supplying all utilities, the cost of operating, repairing, maintaining and renovating the utility, telephone, mechanical, sanitary, storm-drainage, and elevator systems, and the cost of maintenance and service contracts in connection therewith; (ii) the cost of licenses, certificates, permits and inspections, the cost of contesting any Laws that may affect Expenses to the extent of actual savings achieved as a result of such contest, and the costs of complying with any governmentally-mandated transportation-management or similar program; (iii) the cost of all insurance premiums and deductibles; (iv) the cost of landscaping and relamping; (v) the cost of parking-area operation, repair, restoration, and maintenance; (vi) fees and other costs, including management and/or incentive fees (provided that Tenant’s Share of any management fee shall not exceed 2.5% of the combined Base Rent, Expenses, and Taxes payable under this Lease, or that would be payable if no consideration were given to any abated rent period), consulting fees, reasonable legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project; (vii) payments under any equipment-rental agreements and the fair rental value of any management office space; (viii) wages, salaries and other compensation, expenses and benefits, including taxes levied thereon, of all persons engaged in the operation, maintenance and security of the Project, and costs of training, uniforms, and employee enrichment for such persons; (ix) the costs of operation, repair, maintenance and replacement of all systems and equipment (and components thereof) of the Project, subject to amortization pursuant to Section (l) below; (x) the cost of janitorial, alarm, security and other services, replacement of wall and floor coverings, ceiling tiles and fixtures in Common Areas, maintenance and replacement of curbs and walkways, repair to roofs and re-roofing, subject to amortization pursuant to Section (1) below; (xi) rental or acquisition costs of supplies, tools, equipment, materials and personal property used in the maintenance, operation and repair of the Project; (xii) the cost of capital improvements or any other items that are (A) intended to effect economies in the operation or maintenance of the Project, reduce current or future Expenses, enhance the safety or security of the Project or its occupants, or enhance the environmental sustainability of the Project’s operations, (B) replacements or modifications of nonstructural items located in the Base Building (defined in Section 7) or Common Areas that are required to keep the Base Building or Common Areas in good condition, or (C) required under any Law that was not in effect as of the date the initial Premises are Ready for Occupancy, all subject to amortization pursuant to Section (l) below; (xiii) the cost of tenant-relation programs reasonably established by Landlord; and (xiv) payments under any existing or future reciprocal easement agreement, transportation management agreement, cost-sharing agreement or other covenant, condition, restriction or similar instrument affecting the Project.

Notwithstanding the foregoing, Expenses shall not include the following:

(a) costs incurred in connection with the original construction of the Project or in connection with any major change in the Project, such as adding or deleting floors;

(b) costs of the design and construction of tenant improvements to the Premises or the premises of other tenants or other occupants and the amount of any allowances or credits paid to or granted to tenants or other occupants for any such design or construction or any costs to supervise such tenant improvements or any costs of correcting any defects or deficiencies in such tenant improvements;

(c) depreciation, interest and principal payments on mortgages and other debt costs, if any;

(d) marketing costs, legal fees, space planners’ and architects’ fees, advertising and promotional expenses, and brokerage fees incurred in connection with the original development, subsequent improvement, or original or future leasing of the Project;

(e) costs for which the Landlord is reimbursed, or would have been reimbursed if Landlord had carried the insurance Landlord is required to carry pursuant to this Lease or would have been reimbursed if Landlord had used commercially reasonable efforts to collect such amounts, from any tenant or occupant of the Project or by insurance from its carrier or any tenant’s carrier;

(f) any bad debt loss, rent loss, or reserves for bad debts or rent loss or any reserves of any kind;

(g) costs associated with the operation of the business of the partnership or entity which constitutes the Landlord, as the same are distinguished from the costs of operation of the Project, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of the Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants;

(h) the wages and benefits of any employee who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-à-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel above the level of Project manager or Project engineer;

(i) except as set forth in item (l), below, late charges, penalties, liquidated damages, interest and other finance charges;

(j) amount paid as ground rental or as rental for the Project or any portion thereof by the Landlord, or any costs, expenses or other amounts arising in connection with the Master Lease or Sublease (other than costs or expenses that would be included in Operating Expenses in the absence of the Master Lease and Sublease);

(k) costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for new tenants or other occupants in the Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Project (excluding, however, such costs relating to any common areas of the Project or parking facilities);

(l) costs of capital repairs and alterations, capital improvements and capital equipment, except as set forth in items (xii), above and provided that any permitted capital expenditure shall be amortized, with reasonable interest, over the reasonable useful life of the relevant improvement or equipment;

(m) costs of repair or replacement of the Building foundation or structure, and any items covered by Landlord’s warranty set forth in Section 2.1.3 above;

(n) any amount paid by Landlord or to the parent organization or a subsidiary or affiliate of the Landlord for supplies and/or services in the Project to the extent the same exceeds the costs of such supplies and/or services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(o) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(p) all items and services for which Tenant or any other tenant in the Project reimburses Landlord, provided that Landlord shall use commercially reasonable efforts to collect such reimbursable amounts, or which Landlord provides selectively to one or more tenants (other than Tenant) without reimbursement;

(q) electric power costs for which any tenant directly contracts with a public service company (but in such instance, the electric power component of Operating Expenses shall still be grossed up as provided for below);

(r) costs, other than those incurred in ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art;

(s) tax penalties;

(t) any costs expressly excluded from Operating Expenses elsewhere in this Lease;

(u) rent for any office space occupied by Project management personnel to the extent the size or rental rate of such office space exceeds the size or fair market rental value of office space occupied by management personnel of the buildings comparable to and in the vicinity of the Building, with adjustment where appropriate for the size of the applicable project;

(v) Landlord’s general corporate overhead and general and administrative expenses;

(w) all assessments and premiums which are not specifically charged to Tenant because of what Tenant has done, which can be paid by Landlord in installments, shall be paid by Landlord in the maximum number of installments permitted by law (except to the extent inconsistent with the general practice of landlords of buildings comparable to and in the vicinity of the Building) and shall be included as Operating Expenses in the year in which the assessment or premium installment is actually paid;

(x) costs arising from the active negligence or willful misconduct of Landlord, its agents, employees or contractors, or breach of this Lease, the Sublease or the Master Lease by Landlord or Master Lessee;

(y) costs incurred to comply with Law with respect to any hazardous material, as defined by applicable law (“Hazardous Material”), which was in existence in the Building or on the Project prior to the date of delivery to Tenant of the Premises (or Expansion Space or First Offer Space, as applicable); and costs incurred with respect to Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date of such delivery to Tenant, by Landlord or any other tenant of the Project or by anyone other than Tenant or Tenant Parties;

(z) in-house legal and/or accounting (as opposed to office building bookkeeping) fees;

(aa) legal fees and costs, settlements, judgments or awards paid or incurred because of disputes between Landlord and Tenant, Landlord and other tenants or prospective occupants or prospective tenants/occupants or providers of goods and services to the Project;

(bb) legal fees and costs concerning the negotiation and preparation of this Lease or any litigation between Landlord and Tenant;

(cc) any reserves retained by Landlord;

(dd) costs arising from Landlord’s charitable or political contributions;

(ee) any finders fees, brokerage commissions, job placement costs or job advertising cost;

(ff) any above Building standard cleaning, including, but not limited to construction cleanup or special cleanings associated with parties/events;

(gg) the cost of any training or incentive programs, other than for tenant life safety information services; and

(hh) costs for extra or after-hours HVAC, utilities or services which are provided to Tenant and or any occupant of the Building and as to which either (x) Tenant is separately charged, or (y) the same is not offered or made available to Tenant at no charge.

If, in any Expense Year, the Property is not 100% occupied (or a service provided by Landlord to tenants of the Building generally is not provided by Landlord to a tenant that provides such service itself, or any tenant of the Building is entitled to free rent, rent abatement or the like), Expenses for such year shall be determined as if the Property had been 100% occupied (and all services provided by Landlord to tenants of the Building generally had been provided by Landlord to all tenants, and no tenant of the Building had been entitled to free rent, rent abatement or the like) throughout such year.

Notwithstanding any contrary provision hereof, during the initial Term, Controllable Expenses (defined below) shall not increase after the first year of the Term by more than 5% per calendar year, as determined on a compounding and cumulative basis. By way of example and not of limitation, if Controllable Expenses for calendar year 2010 are $10.00 per rentable square foot, then Controllable Expenses for calendar year 2011 shall not exceed $10.50 per rentable square foot; Controllable Expenses for calendar year 2012 shall not exceed $11.025 per rentable square foot; and so on. As used herein, “Controllable Expenses” means all Expenses other than (i) costs of utilities, (ii) insurance premiums and deductibles, (iii) any market-wide cost increases resulting from extraordinary circumstances, including Force Majeure, boycotts, strikes, conservation surcharges, embargoes or shortages, (iv) costs incurred in connection with any compliance with law requirements that did not exist as of the Commencement Date, and (v) costs to the extent increased as a result of unionization of a particular trade or market-wide labor-rate increases due to extraordinary circumstances, including without limitation, boycotts and strikes.

4.2.3 “Taxes” means all federal, state, county or local governmental or municipal taxes, fees, charges, assessments, levies, licenses or other impositions, whether general, special, ordinary or extraordinary, that are paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing or operation of the Project. Taxes shall include (a) real estate taxes; (b) general and special assessments; (c) transit taxes; (d) leasehold taxes; (e) personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems, appurtenances, furniture and other personal property used in connection with the Property; (f) any tax on the rent, right to rent or other income from any portion of the Property or as against the business of leasing any portion of the Property; (g) any assessment, tax, fee, levy or charge imposed by any governmental agency, or by any non-governmental entity pursuant to any private cost-sharing agreement, in order to fund the provision or enhancement of any fire-protection, street-, sidewalk- or road-maintenance, refuse-removal or other service that is (or, before the enactment of Proposition 13, was) normally provided by governmental agencies to property owners or occupants without charge (other than through real property taxes); and (h) any assessment, tax, fee, levy or charge allocable or measured by the area of the Premises or by the Rent payable hereunder, including any business, gross income, gross receipts, sales or excise tax with respect to the receipt of such Rent. Any costs and expenses (including reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Taxes shall be included in Taxes for the year in which they are incurred, to the extent any savings are actually realized. Notwithstanding any contrary provision hereof, Taxes shall exclude (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Property), (ii) any Expenses, and (iii) any items required to be paid by Tenant under Section 4.5.

4.3 Allocation. The parties acknowledge that the Building is a part of a multi-building project and that certain of the costs and expenses incurred in connection with the Project (the Expenses) should be shared between the tenants of the Building and the tenants of the other buildings in the Project. Accordingly, as set forth in Section 4.2 above, Expenses are determined annually for the Project as a whole, and a portion of the Expenses, which portion shall be determined by Landlord on an equitable basis, shall be allocated to the tenants of the Building (as opposed to the tenants of any other buildings in the Project) and such portion shall be the Expenses chargeable to Tenant for purposes of this Lease. Such portion of Expenses allocated to the tenants of the Building shall include all Expenses attributable solely to the Building and an equitable portion of the Expenses attributable to the Project as a whole.

4.4 Calculation and Payment of Expenses and Taxes.

4.4.1 Statement of Actual Expenses and Taxes; Payment by Tenant. Landlord shall give to Tenant, within 120 days after the end of each Expense Year, a statement (the “Statement”) setting forth the actual Expenses and Taxes for such Expense Year. If the amount paid by Tenant for such Expense Year pursuant to Section 4.4.2 is less or more than the sum of Tenant’s Share of the actual Expenses plus Tenant’s Share of the actual Taxes (as such amounts are set forth in such Statement), Tenant shall pay Landlord the amount of such underpayment within 30 days after receipt of the Statement or receive a credit in the amount of such overpayment, against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after delivery of such Statement. Any failure of Landlord to timely deliver the Statement for any Expense Year shall not diminish either party’s rights under this Section 4. Tenant shall not be responsible for Tenant’s Share of any Expenses attributable to any Expense Year which are first billed to Tenant more than two (2) calendar years after the earlier of the expiration of the applicable Expense Year or the Lease Expiration Date, provided that in any event Tenant shall be responsible for Tenant’s Share of Expenses or Taxes levied by any governmental authority or by any public utility companies at any time following the Lease Expiration Date which are attributable to any Expense Year (provided that Landlord delivers Tenant a bill for such amounts within two (2) years following Landlord’s receipt of the bill therefor).

4.4.2 Statement of Estimated Expenses and Taxes. Landlord shall endeavor to give to Tenant, for each Expense Year, a statement (the “Estimate Statement”) setting forth Landlord’s reasonable estimates of the Expenses (the “Estimated Expenses”) and Taxes (the “Estimated Taxes”) for such Expense Year. Upon receiving an Estimate Statement, Tenant shall pay, within 30 days after receipt of the Estimate Statement, an amount equal to the excess of (a) the amount obtained by multiplying (i) the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes (as such amounts are set forth in such Estimate Statement), by (ii) a fraction, the numerator of which is the number of months that have elapsed in the applicable Expense Year (including the month of such payment) and the denominator of which is 12, over (b) any amount previously paid by Tenant for such Expense Year pursuant to this Section 4.4.2. Until Landlord delivers a new Estimate Statement (which Landlord may do at any time), Tenant shall pay monthly, with the monthly Base Rent installments, an amount equal to one-twelfth (1/12) of the sum of Tenant’s Share of the Estimated Expenses plus Tenant’s Share of the Estimated Taxes, as such amounts are set forth in the previous Estimate Statement. Any failure of Landlord to timely deliver any Estimate Statement shall not diminish Landlord’s rights to receive payments and revise any previous Estimate Statement under this Section 4.

4.4.3 Retroactive Adjustment of Taxes. Notwithstanding any contrary provision hereof, if, after Landlord’s delivery of any Statement, an increase or decrease in Taxes occurs for the applicable Expense Year (whether by reason of reassessment, error, or otherwise), Taxes for such Expense Year shall be retroactively adjusted. If, as a result of such adjustment, it is determined that Tenant has under- or overpaid Tenant’s Share of such Taxes, Tenant shall pay Landlord the amount of such underpayment within 30 days after receipt of written notice of such adjustment, or receive a credit in the amount of such overpayment, against the Rent then or next due hereunder; provided, however, that if this Lease has expired or terminated and Tenant has vacated the Premises, Tenant shall pay Landlord the amount of such underpayment, or Landlord shall pay Tenant the amount of such overpayment (less any Rent due), within 30 days after written notice of such adjustment.

4.5 Charges for Which Tenant Is Directly Responsible. Tenant shall pay, 10 days before delinquency, any taxes levied against Tenant’s equipment, furniture, fixtures and other personal property located in or about the Premises. If any such taxes are levied against Landlord or its property (or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or other personal property of Tenant), Landlord may pay such taxes (or such increased assessment) regardless of their (or its) validity, in which event Tenant, upon demand, shall repay to Landlord the amount so paid. If the Leasehold Improvements (defined in Section 7.1) are assessed for real property tax purposes at a valuation higher than the valuation at which tenant improvements conforming to Landlord’s “building standard” in other space in the Building are assessed, the Taxes levied against Landlord or the Property by reason of such excess assessed valuation shall be deemed taxes levied against Tenant’s personal property for purposes of this Section 4.5. Notwithstanding any contrary provision hereof, Tenant shall pay, 10 days before delinquency, (i) any rent tax, sales tax, service tax, transfer tax or value added tax, or any other tax respecting the rent or services described herein or otherwise respecting this transaction or this Lease; and (ii) any taxes assessed upon the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of any portion of the Property.

4.6 Landlord’s Books and Records. Within two (2) years after receipt of a Statement by Tenant, if Tenant disputes the amount of Expenses and Taxes set forth in the Statement, an independent certified public accountant (which accountant is a member of a nationally or regionally recognized accounting firm and is not working on a contingency fee basis) or another auditor selected by Tenant or any employee of Tenant (not working on a contingency fee basis and experienced in auditing operating expenses at comparable buildings), designated and paid for by Tenant, or a qualified employee of Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect and photocopy (and retain)

Landlord’s records with respect to the Statement at Landlord’s offices, provided that Tenant is not then in material monetary default under this Lease after expiration of any applicable notice and cure periods, and Tenant has paid all amounts required to be paid under the applicable Estimate Statement and Statement, as the case may be (but Tenant may pay the same “under protest”). In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Expenses and Taxes set forth in any Statement within two (2) years of Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Expenses and Taxes, Landlord and Tenant shall meet in order to resolve the dispute. If Landlord and Tenant are unable to resolve the dispute, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant experienced in lease audits who has not represented Landlord or Tenant in the past five (5) years (a “Qualified Accountant”) selected by mutual agreement of Landlord and Tenant and if the parties are unable to agree upon a Qualified Accountant, then such Qualified Accountant shall be selected by application to the presiding judge of the Santa Clara County Superior Court. Notwithstanding anything contained herein to the contrary, if the determination by the Qualified Accountant reveals that Expenses and Taxes were overstated by more than five percent (5%), then the cost of the Qualified Accountant and the cost of such determination shall be paid for by Landlord. If such audit or review by the Qualified Accountant reveals that Landlord has overcharged or undercharged Tenant, then within thirty (30) days after the results of such audit, Landlord shall reimburse Tenant the amount of the overcharge or Tenant shall pay the amount of the undercharge, as applicable. Tenant hereby acknowledges that Tenant’s sole right to inspect Landlord’s books and records and to contest the amount of Expenses and Taxes payable by Tenant shall be as set forth in this Section 4.6, and Tenant hereby waives any and all other rights pursuant to applicable law to inspect such books and records and/or to contest the amount of Expenses and Taxes payable by Tenant.

5 USE; COMPLIANCE WITH LAWS. Tenant shall not (a) use the Premises for any purpose other than the Permitted Use, or (b) do anything in or about the Premises that violates any of the Rules and Regulations, damages the reputation of the Project, interferes with, or injures other occupants of the Building, or constitutes a nuisance. Tenant, at its expense, shall comply with all Laws relating to (i) the operation of its business at the Project, (ii) the use, condition, configuration or occupancy of the Premises, or (iii) the Building systems located in or exclusively serving the Premises. Tenant shall not be required to make any alterations to the Building or Common Areas to comply with Laws unless a particular legal requirement is triggered by Tenant’s use of the Premises for other than general office use, or by an Alteration by Tenant. If, in order to comply with any such Law, Tenant must obtain or deliver any permit, certificate or other document evidencing such compliance, Tenant shall provide a copy of such document to Landlord promptly after obtaining or delivering it. If a change to any Common Area, the Building structure, or any Building system located outside of and not exclusively serving the Premises becomes required under Law as a result of any Alteration (defined in Section 10.2.2) (and not as a result of the construction of the initial Tenant Improvements in the Premises in accordance with the terms of the Tenant Work Letter) or any use of the Premises for other than general office use, Tenant, upon demand, shall (x) at Landlord’s option, either make such change at Tenant’s cost or pay Landlord the cost of making such change, and (y) pay Landlord a coordination fee equal to 10% of the cost of such change. Except as set forth in the immediately preceding sentence, Tenant shall have no obligation to make alterations or modifications to the Common Area, Building structure, or Building systems located outside of and not exclusively serving the Premises. As used herein, “Law” means any existing or future law, ordinance, regulation or requirement of any governmental authority having jurisdiction over the Project or the parties.

6 SERVICES.

6.1 Standard Services. Landlord shall provide the following services on all days (unless otherwise stated below): (a) subject to limitations imposed by Law, customary heating, ventilation and air conditioning (“HVAC”) (subject to reimbursement of costs for use outside of Building Hours); (b) electricity supplied by the applicable public utility; (c) water supplied by the applicable public utility (i) for use in lavatories and any drinking facilities located in Common Areas within the Building, and (ii) for use in any plumbing fixtures located in the Premises; (d) janitorial services to the Premises, except on weekends and Holidays; (e) elevator service (subject to scheduling by Landlord, and payment of Landlord’s standard usage fee, for any freight service), (f) security services commensurate with those provided in Comparable Buildings, and (g) a facilities staff including a facilities engineer that may or may not be located on-site, but which shall be in a position to promptly respond to requests for services by Tenant in a manner comparable to that would be provided by an on-site staff.

6.2 Above-Standard Use. At Tenant’s election, Landlord shall provide HVAC service outside Building Hours, which service shall be at Tenant’s sole discretion and control, provided that Tenant shall pay Landlord Landlord’s prevailing hourly costs for such service, within thirty (30) days after billing. As of the date hereof, such prevailing rate is $75 per hour, per floor. Landlord agrees that such rate shall not be increased during the Term by more than the actual increases in the cost of providing such after-hours HVAC service. Except as to the server room and computer labs, Tenant shall not, without Landlord’s prior consent, use equipment that may affect the temperature maintained by the air conditioning system or consume above-Building-standard amounts of any water furnished for the Premises by Landlord pursuant to Section 6.1. If Tenant’s consumption of electricity or water exceeds the rate Landlord reasonably deems to be standard for the Building, Tenant shall pay Landlord, upon billing, the cost of such excess consumption, including any costs of installing, operating and maintaining any equipment that is installed in order to supply or measure such excess electricity or water. The connected electrical load of Tenant’s incidental-use equipment shall not exceed the Building-standard electrical design load, and Tenant’s electrical usage shall not exceed the capacity of the feeders to the Project or the risers or wiring installation.

6.3 Interruption. Any failure to furnish, delay in furnishing, or diminution in the quality or quantity of any service resulting from any application of Law, failure of equipment, performance of maintenance, repairs, improvements or alterations, utility interruption, or event of Force Majeure (each, a “Service Interruption”) shall not render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder. Notwithstanding the foregoing, if Tenant is prevented from using, and does not use, the Premises or any portion thereof as a result of a Service Interruption, the provisions of Section 19.4.2 regarding abatement of Rent shall apply.

6.4 Tenant HVAC System. As part of the initial Tenant Improvements to be constructed by Landlord pursuant to the Work Letter, Landlord shall provide three (3) separately metered, dedicated and redundant 20-ton HVAC units to serve exclusively Tenant’s server room on a 24 hour/7 day per week basis, and an auxiliary 12-ton HVAC unit to serve Tenant’s computer labs and finished goods room after Building Hours (collectively, the “Tenant HVAC System”). Tenant shall be solely responsible, at Tenant’s sole cost and expense, for the monitoring, operation, replacement and repair of Tenant’s HVAC System. In connection with the Tenant HVAC System, (a) Landlord shall, as part of the initial Tenant Improvements, separately meter the electricity utilized by the Tenant HVAC System, and (b) Tenant shall be directly responsible (separate from Expenses) for the cost of all electricity utilized by the Tenant HVAC System. Tenant shall not be required to remove any portion of the Tenant HVAC System at the expiration or earlier termination of this Lease.

7 REPAIRS AND ALTERATIONS.

7.1 Repairs. Tenant, at its expense, shall perform all maintenance and repairs (including replacements) to the Premises that are not Landlord’s express responsibility hereunder, and shall keep the Premises in good condition and repair, reasonable wear and tear excepted. Tenant’s maintenance and repair obligations shall include (a) all leasehold improvements in the Premises, whenever and by whomever installed or paid for, including any Tenant Improvements, any Alterations (defined in Section 7.2), and any leasehold improvements installed pursuant to any prior lease, but excluding the Base Building (the “Leasehold Improvements”); (b) all supplemental heating, ventilation and air conditioning units, kitchens (including hot water heaters, dishwashers, garbage disposals, insta-hot dispensers, and plumbing) and similar facilities exclusively serving Tenant, whether located inside or outside of the Premises, and whenever and by whomever installed or paid for; and (c) all Lines (defined in Section 23). Notwithstanding the foregoing, Landlord may at its option, or shall on Tenant’s request, perform such maintenance and repairs on Tenant’s behalf, in which case Tenant shall pay Landlord, upon demand, the actual cost of such work plus a coordination fee equal to 5% of such cost (and if Landlord’s employees or management personnel perform such work, no other overhead fee or profit percentage will be charged). Landlord shall perform all maintenance and repairs, at Landlord’s sole cost, or subject to reimbursement of Expenses pursuant to Section 4 of this Lease, as appropriate, to (i) the roof and exterior walls and windows of the Building, (ii) the Base Building, and (iii) the Common Areas, to a standard consistent with first-class office buildings. As used herein, “Base Building” means the structural portions of the Building, together with all mechanical (including HVAC), electrical, plumbing and fire/life-safety systems serving the Building in general, whether located inside or outside of the Premises.

7.2 Alterations. Tenant may not make any improvement, alteration, addition or change to the Premises or to any mechanical, plumbing or HVAC facilities or other systems serving the Premises (an “Alteration”) without Landlord’s prior consent, which consent shall be requested by Tenant not less than 30 days before commencement of work and shall not be unreasonably withheld or conditioned by Landlord. Landlord’s notice of consent shall indicate whether or not the Alteration must be removed by Tenant at the end of the Term; failure to so indicate shall be deemed Landlord’s election not to require removal of the Alteration. Notwithstanding the foregoing, Landlord’s prior consent shall not be required (but Tenant shall provide reasonable advance notice to Landlord) for non-structural alterations (“Cosmetic Alterations”) to the Premises that do not (i) involve the expenditure of more than Seventy-Five Thousand Dollars ($75,000.00) in the aggregate in any Lease Year; (ii) affect the exterior appearance of the Building, (iii) affect the Building systems or the structure, (iv) do not require the issuance of a building permit, and (v) are not visible from the exterior of the Building, provided that Landlord receives 10 business days’ prior notice thereof. For any Alteration other than a Cosmetic Alteration or initial Tenant Improvement installed pursuant to the Tenant Work Letter, (a) Tenant, before commencing work, shall deliver to Landlord, and obtain Landlord’s approval of, plans and specifications; (b) Landlord, in its discretion, may require Tenant to obtain security for performance satisfactory to Landlord; (c) Tenant shall deliver to Landlord “as built” drawings (in CAD format, if requested by Landlord), completion affidavits, full and final lien waivers, and all governmental approvals; and (d) Tenant shall pay Landlord within 30 days after receipt of a written invoice (i) Landlord’s reasonable and actual out-of-pocket expenses incurred in reviewing the work, and (ii) a coordination fee equal to 5% of the cost of the work.

7.3 Tenant Work. Before commencing any repair or Alteration (“Tenant Work”), Tenant shall deliver to Landlord, and obtain Landlord’s approval of, (a) names of contractors and subcontractors, (provided that approval of contractors and subcontractors shall not be required for Non-Structural Alterations); (b) evidence of contractors’ and subcontractors’ insurance; and (c) any required governmental permits. Tenant shall perform all Tenant Work (i) in a good and workmanlike manner using materials of a quality reasonably approved by Landlord; (ii) in compliance with any approved plans and specifications, all Laws, the National Electric Code, and Landlord’s construction rules and regulations; and (iii) in a manner that does not impair the Base Building. If, as a result of any Tenant Work, Landlord becomes required under Law to perform any inspection, give any notice, or cause such Tenant Work to be performed in any particular manner, Tenant shall comply with such requirement and promptly provide Landlord with reasonable documentation of such compliance. Landlord’s approval of Tenant’s plans and specifications shall not relieve Tenant from any obligation under this Section 7.3. In performing any Tenant Work, Tenant shall not use contractors, services, labor, materials or equipment that, in Landlord’s reasonable judgment, would disturb labor harmony with any workforce or trades engaged in performing other work or services at the Project.

7.4 Tenant’s Right to Make Repairs. Notwithstanding any of the terms set forth in this Lease to the contrary, if Tenant provides written notice (or oral notice in the event of an “Emergency,” as that term is defined, below) to Landlord of an event or circumstance which requires the action of Landlord with respect to repair and/or maintenance that is Landlord’s responsibility under this Lease and is required on any full floor of the Building leased by Tenant, which event or circumstance materially or adversely affects the conduct of Tenant’s business from the Premises, and Landlord fails to commence corrective action within a reasonable period of time, given the circumstances, after the receipt of such Notice, but in any event not later than thirty (30) days after receipt of such Notice, or within 24 hours if Tenant informs Landlord that the event or circumstance affects Tenant’s mission-critical operations, then Tenant may proceed to take the required action upon delivery of an additional two (2) business days’ Notice to Landlord specifying that Tenant is taking such required action (provided, however, that the initial thirty (30) day Notice and the subsequent two (2) day Notice shall not be required in the event of an Emergency) and if such action was required under the terms of this Lease to be taken by Landlord and was not commenced by Landlord within such 30 day or 2 business day period and thereafter diligently pursued to completion, then Tenant shall be entitled to prompt reimbursement by Landlord of Tenant’s reasonable costs and expenses in taking such action. In the event Tenant takes such action, Tenant shall use only those contractors used by Landlord in the Building for work unless such contractors are unwilling or unable to perform, or timely perform, such work, in which event Tenant may utilize the services of any other qualified contractor which normally and regularly performs similar work in Comparable Buildings. Following completion of any work taken by Tenant pursuant to the terms of this Section 7.4, Tenant shall deliver a detailed invoice of the work completed, the materials used and the costs relating thereto. If Landlord does not deliver a detailed written objection to Tenant within thirty (30) days after receipt of an invoice from Tenant, then Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, the amount set forth in such invoice. If, however, Landlord delivers to Tenant, within thirty (30) days after receipt of Tenant’s invoice, a written objection to the payment of such invoice, setting forth with reasonable particularity Landlord’s reasons for its claim that such action did not have to be taken by Landlord pursuant to the terms of this Lease or that the charges are excessive (in which case Landlord shall pay the amount it contends would not have been excessive), then Tenant shall not then be entitled to such deduction from Rent, but may, at Tenant’s option, proceed to claim a default by Landlord and institute an appropriate action at law to collect amounts claimed due. For purposes of this Section 7.2, an “Emergency” shall mean an event threatening immediate and material danger to people located in the Building or immediate, material damage to the Building, or Premises, or creates a realistic possibility of an immediate and material interference with, or immediate and material interruption of a material aspect of Tenant’s business operations.

7.5 Hazardous Materials. Any costs relating to the presence of Hazardous Materials at the Project which either existed at the Project as of the date of this Lease, or are introduced to the Project after the date hereof by anyone other than Tenant or the Tenant Parties, including any cost of remediation or removal of the same, shall be borne by Landlord or another responsible party, and Tenant shall have no obligation to pay any portion of such costs, or be responsible for the remediation or removal thereof, whether as Expenses or otherwise.

8 LANDLORD’S PROPERTY. All Leasehold Improvements shall become Landlord’s property upon installation and without compensation to Tenant. Notwithstanding the foregoing, unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall (a) remove any Alterations requiring Landlord’s consent, if Landlord indicates when Landlord consents to the Alteration that removal will be required; and (b) repair any resulting damage to the Premises or Building. If Tenant fails to complete such removal, repair or restoration when required, Landlord may do so at Tenant’s expense. Tenant shall not be required to remove an initial tenant improvements to the Premises made pursuant to the Tenant Work Letter or comparable improvements installed by Landlord for any Expansion Space or First Offer Space.

9 LIENS. Tenant shall keep the Project free from any lien arising out of any work performed, material furnished or obligation incurred by or on behalf of Tenant. Tenant shall remove any such lien within 10 business days after notice from Landlord, and if Tenant fails to do so, Landlord, without limiting its remedies, may pay the amount necessary to cause such removal, whether or not such lien is valid. The amount so paid, together with reasonable attorneys’ fees and expenses, shall be reimbursed by Tenant upon demand.

10 INDEMNIFICATION; INSURANCE.

10.1 Waiver and Indemnification. Tenant waives all claims against Landlord, its Security Holders (defined in Section 17), their (direct or indirect) owners, and their respective beneficiaries, trustees, officers, directors, employees and agents (including Landlord, the “Landlord Parties”) for (i) any damage to person or property (or resulting from the loss of use thereof), except to the extent such damage is caused by the active negligence or willful misconduct of or breach of this Lease by any Landlord Party, or (ii) any failure to prevent or control any criminal or otherwise wrongful conduct by any third party or to apprehend any third party who has engaged in such conduct except to the extent the same is caused by the negligence or willful misconduct of or breach of this Lease by any Landlord Party. Tenant shall indemnify, defend, protect, and hold the Landlord Parties harmless from any obligation, loss, claim, action, liability, penalty, damage, cost or expense (including reasonable attorneys’ and consultants’ fees and expenses) (each, a “Claim”) that is imposed or asserted by any third party and arises from (a) any cause in, on or about the Premises during the Term or Tenant’s occupancy of the Premises, (b) occupancy of the Premises by, or any negligence or willful misconduct of, Tenant, any party claiming by, through or under Tenant, their (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees, agents, contractors, licensees or invitees, on the Premises during the Term or Tenant’s occupancy of the Premises or (c) any breach by Tenant of any representation, covenant or other term contained herein, except to the extent such Claim arises from the active negligence or willful misconduct of or breach of this Lease by any Landlord Party. Landlord shall indemnify, protect and hold Tenant harmless from any Claim arising from the negligence, willful misconduct or breach of this Lease by any Landlord Party, or arising in connection with the Master Lease or Sublease.

10.2 Tenant’s Insurance. Tenant shall maintain the following coverages in the following amounts:

10.2.1 Commercial General Liability Insurance covering claims of bodily injury, personal injury and property damage arising out of Tenant’s operations and contractual liabilities, including coverage formerly known as broad form property liability, on an occurrence basis, with minimum primary limits of $3,000,000 combined single limit (and not more than $25,000 self-insured retention) and a minimum excess/umbrella limit of $2,000,000.

10.2.2 Property Insurance covering (i) all office furniture, business and trade fixtures, office equipment, free-standing cabinet work, movable partitions, merchandise and all other items of

Tenant’s property in the Premises installed by, for, or at the expense of Tenant, and (ii) any Leasehold Improvements installed by or for the benefit of Tenant, whether pursuant to this Lease or pursuant to any prior lease or other agreement to which Tenant was a party (“Tenant-Insured Improvements”). Such insurance shall be written on an “all risks” (special form) of physical loss or damage basis, for the full replacement cost value (subject to reasonable deductible amounts) new without deduction for depreciation of the covered items and in amounts that meet any co-insurance clauses of the policies of insurance, and shall include coverage for damage or other loss caused by fire or other peril, including vandalism and malicious mischief, theft, water damage of any type, including sprinkler leakage, bursting or stoppage of pipes, and explosion, and providing business interruption coverage for a period of one year.

10.2.3 Worker’s Compensation and Employer’s Liability or other similar insurance to the extent required by Law.

10.3 Landlord’s Insurance. Landlord shall insure the Building and the Project during the Term under (a) Special Form coverage (“all risks” form), and (b) a Commercial General Liability and Umbrella Liability. Such coverage shall be in such amounts, from such companies, and on such other terms, as Landlord may from time to time reasonably determine, provided that to the extent consistent with the practices of landlords of the Comparable Buildings, such “all risks” coverage shall (i) be for full replacement of the Building and the Project in compliance with all then existing applicable laws; (ii) provide for rent continuation insurance equal to twelve months rent; and (iii) be with companies and have policies meeting the criteria set forth in Section 10.4 in this Lease, and may include, at Landlord’s option, earthquake and/or flood insurance. Additionally, at the sole option of Landlord, such insurance coverage may include a rental loss endorsement and one or more loss payee endorsements in favor of the holders of any mortgages or deeds of trust encumbering the interest of Landlord in the Building or the ground or underlying lessors of the Building, or any portion thereof. Notwithstanding the foregoing terms of this Section 10.3, the coverage (not including earthquake and flood insurance) and amounts of insurance carried by Landlord in connection with the Building shall at a minimum be comparable to the coverage and amounts of insurance which are carried by reasonably prudent landlords of Comparable Buildings (but in no event shall such amounts of commercial general liability coverage be less than the amount required to be carried by Tenant), and Worker’s Compensation and Employee’s Liability coverage as required by Applicable Law. Upon inquiry by Tenant, from time to time, Landlord shall inform Tenant of all such insurance carried by Landlord.

10.4 Form of Policies. The minimum limits of insurance required to be carried by Tenant shall not limit Tenant’s liability. Tenant’s insurance shall be issued by an insurance company that has an A.M. Best rating of not less than A-VIII and shall be in form and content reasonably acceptable to Landlord. Tenant’s Commercial General Liability Insurance shall (a) name Landlord, Landlord’s managing agent, and any other party reasonably designated by Landlord (“Additional Insured Parties”) as additional insureds; and (b) be primary insurance as to all claims thereunder and provide that any insurance carried by Landlord is excess and non-contributing with Tenant’s insurance. Landlord shall be designated as a loss payee with respect to Tenant’s Property Insurance on any Tenant-Insured Improvements. Tenant shall deliver to Landlord, on or before the Commencement Date and at least 15 days before the expiration dates thereof, certificates from Tenant’s insurance company on the forms currently designated “ACORD 28” (Evidence of Commercial Property Insurance) and “ACORD 25-S” (Certificate of Liability Insurance) or the equivalent. Attached to the ACORD 25-S (or equivalent) there shall be an endorsement naming the Additional Insured Parties as additional insureds which shall be binding on Tenant’s insurance company. Upon Landlord’s request, Tenant shall deliver to Landlord, in lieu of such certificates, copies of the policies of insurance required to be carried under Section 10.2 showing that the Additional Insured Parties are named as additional insureds. The insurance requirements of this Lease may be satisfied by umbrella or blanket insurance policies covering more than one property.

10.5 Subrogation. Each party waives, and, except as to Worker’s Compensation and Employer’s Liability insurance, shall cause its insurance carrier to waive, any right of recovery against the other party, any of its (direct or indirect) owners, or any of their respective beneficiaries, trustees, officers, directors, employees or agents for any loss of or damage to property which loss or damage is (or, if the insurance required hereunder had been carried, would have been) covered by insurance. For purposes of this Section 10.4 only, (a) any deductible with respect to a party’s insurance shall be deemed covered by, and recoverable by such party under, valid and collectable policies of insurance, and (b) any contractor retained by Landlord to install, maintain or monitor a fire or security alarm for the Building shall be deemed an agent of Landlord.

10.6 Additional Insurance Obligations. Tenant shall maintain such increased amounts of the insurance required to be carried by Tenant under this Section 10, and such other types and amounts of insurance covering the Premises and Tenant’s operations therein, as may be reasonably requested by Landlord, but not in excess of the amounts and types of insurance then being required by landlords of buildings comparable to and in the vicinity of the Building.

11 CASUALTY DAMAGE. Within 60 days after discovering any damage to the Premises, or to the Common Areas necessary for access to the Premises, resulting from any fire or other casualty (a “Casualty”), Landlord shall notify Tenant of Landlord’s reasonable estimate of the time required to substantially complete repair of such damage (the “Landlord Repairs”). If, according to such estimate, the Landlord Repairs cannot be substantially completed within 180 days after the date of the damage (or 90 days in the event the damage occurs during the last 12 months of the Term), either party may terminate this Lease as of the date of the damage, upon written notice to the other party delivered within 10 days after Landlord’s delivery of such estimate. Within 90 days after discovering any material damage to the Project resulting from any Casualty, Landlord may, whether or not the Premises is affected, terminate this Lease by notifying Tenant if (i) any Security Holder (other than Master Lessee or Carr) terminates any ground lease or requires that any insurance proceeds be used to pay any mortgage debt; (ii) any material damage to the Building is not fully covered by Landlord’s insurance policies, or insurance required to be covered by Landlord under the terms of this Lease; (iii) the damage is material to operation of the Building or Common Areas and damage occurs during the last 12 months of the Term. If this Lease is not terminated pursuant to this Section 11, Landlord shall promptly and diligently perform the Landlord Repairs, subject to reasonable delays for insurance adjustment and other events of Force Majeure. The Landlord Repairs shall restore the Premises and the Common Areas necessary for access to and parking for the Premises to substantially the same condition that existed when the Casualty occurred, except for (a) any modifications required by Law or any Security Holder, and (b) any modifications to the Common Areas that are deemed desirable by Landlord, are consistent with the character of the Project, and do not materially impair access to or parking for the Premises. Notwithstanding Section 10.4, Tenant shall assign to Landlord (or its designee) all insurance proceeds payable to Tenant under Tenant’s insurance required under Section 10.2 with respect to any Tenant-Insured Improvements, and if the estimated or actual cost of restoring any Tenant-Insured Improvements exceeds the insurance proceeds received by Landlord from Tenant’s insurance carrier, Landlord shall consult with Tenant and the parties shall use reasonable efforts to agree on replacement improvements at a cost in excess of insurance proceeds reasonably acceptable to Tenant. Tenant shall pay such excess to Landlord within 15 days after Landlord’s delivery of written demand, with reasonably detailed invoices and back-up documentation. No Casualty and no restoration performed as required hereunder shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder; provided, however, that if the Premises or any Common Area necessary for Tenant’s access to the Premises is damaged by a Casualty, then, during any time that, as a result of such damage, any portion of the Premises is untenantable or inaccessible and is not occupied by Tenant, Monthly Rent shall be abated in proportion to the rentable square footage of such portion of the Premises.

12 NONWAIVER. No provision hereof shall be deemed waived by either party unless it is waived by such party expressly and in writing, and no waiver of any breach of any provision hereof shall be deemed a waiver of any subsequent breach of such provision or any other provision hereof. Landlord’s acceptance of Rent shall not be deemed a waiver of any preceding breach of any provision hereof, other than Tenant’s failure to pay the particular Rent so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of such acceptance. No acceptance of payment of an amount less than the Rent due hereunder shall be deemed a waiver of Landlord’s right to receive the full amount of Rent due, whether or not any endorsement or statement accompanying such payment purports to effect an accord and satisfaction. No receipt of monies by Landlord from Tenant after the giving of any notice, the commencement of any suit, the issuance of any final judgment, or the termination hereof shall affect such notice, suit or judgment, or reinstate or extend the Term or Tenant’s right of possession hereunder.

13 CONDEMNATION. If any material part of the Premises, Building or Project is taken for any public or quasi-public use by power of eminent domain or by private purchase in lieu thereof (a “Taking”) for more than 180 consecutive days, Landlord may terminate this Lease. If more than 25% of the rentable square footage of the Premises or such portion of the Premises or Common Area as would materially affect Tenant’s business operations is Taken, or access to the Premises is substantially impaired as a result of a Taking, for more than 180 consecutive days, Tenant may terminate this Lease. Any such termination shall be effective as of the date possession must be surrendered to the authority, and the terminating party shall provide termination notice to the other party within 45 days after receiving written notice of such surrender date. Except as provided above in this Section 13, neither party may terminate this Lease as a result of a Taking. Tenant shall not assert any claim for compensation because of any Taking; provided, however, that Tenant may file a separate claim for any Taking of Tenant’s personal property or any fixtures that Tenant is entitled to remove upon the expiration hereof, and for moving expenses, so long as such claim does not diminish the award available to Landlord or any Security Holder and is payable separately to Tenant. If this Lease is terminated pursuant to this Section 13, all Rent shall be apportioned as of the date of such termination. If a Taking occurs and this Lease is not so terminated, Monthly Rent shall be abated for the period of such Taking in proportion to the percentage of the rentable square footage of the Premises, if any, that is subject to, or rendered inaccessible by, such Taking.

14 ASSIGNMENT AND SUBLETTING.

14.1 Transfers. Tenant shall not, without Landlord’s prior consent, assign, mortgage, pledge, hypothecate, encumber, permit any lien to attach to, or otherwise transfer this Lease or any interest hereunder, permit any assignment or other transfer hereof or any interest hereunder by operation of law, enter into any sublease or license agreement, otherwise permit the occupancy or use of any part of the Premises by any persons other than Tenant and its employees and contractors (each, a “Transfer”). If Tenant desires Landlord’s consent to any Transfer, Tenant shall provide Landlord with (i) notice of the terms of the proposed Transfer, including its proposed effective date (the “Contemplated Effective Date”), a description of the portion of the Premises to be transferred (the “Contemplated Transfer Space”), a calculation of the Transfer Premium (defined in Section 14.3), and a copy of all existing executed and/or proposed documentation pertaining to the proposed Transfer, and (ii) current financial statements of the proposed transferee (or, in the case of a Change of Control, of the proposed new controlling party(ies)) certified by an officer or owner thereof and any other information reasonably required by Landlord in order to evaluate the proposed Transfer (collectively, the “Transfer Notice”). Within 30 days after receiving the Transfer Notice, Landlord shall notify Tenant of (a) its consent to the proposed Transfer, (b) its refusal to consent to the proposed Transfer, or (c) its exercise of its rights under Section 14.4. Any Transfer made without Landlord’s prior consent shall, at Landlord’s option, be void and shall, at Landlord’s option, constitute a Default (defined in Section 19). Tenant shall pay Landlord a fee of $1,500.00 for Landlord’s review of any proposed Transfer, whether or not Landlord consents to it.

14.2 Landlord’s Consent. Subject to Section 14.4, Landlord shall not unreasonably withhold its consent to any proposed Transfer. Without limiting other reasonable grounds for withholding consent, it shall be deemed reasonable for Landlord to withhold consent to a proposed Transfer if:

14.2.1 The proposed transferee is not a party of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer on the date the Transfer Notice is received; or

14.2.2 The proposed transferee has a character or reputation or is engaged in a business that is not consistent with the quality of the Building or the Project; or

14.2.3 The proposed transferee is a governmental entity or a nonprofit organization; or

14.2.4 The proposed transferee or any of its Affiliates, on the date the Transfer Notice is received, leases or occupies (or, at any time during the 6-month period ending on the date the Transfer Notice is received, has negotiated with Landlord to lease) space in the Project, and Landlord has space available for lease in the Project that is reasonable comparable to the Contemplated Transfer Space.

Notwithstanding any contrary provision hereof, (a) if Landlord consents to any Transfer pursuant to this Section 14.2 but Tenant does not enter into such Transfer within six (6) months thereafter, such consent shall no longer apply and such Transfer shall not be permitted unless Tenant again obtains Landlord’s consent thereto pursuant and subject to the terms of this Section 14; and (b) if Landlord unreasonably withholds its consent under this Section 14.2, Tenant’s sole remedies shall be contract damages (subject to Section 20) or specific performance, and Tenant waives all other remedies, including any right to terminate this Lease.

14.3 Transfer Premium. If Landlord consents to a Transfer, as a condition thereto which the parties hereby agree is reasonable, Tenant shall pay to Landlord fifty percent (50%) of any “Transfer Premium,” as that term is defined in this Section 14.3, actually received by Tenant from such Transferee; provided, however, that Tenant shall not be required to pay to Landlord any Transfer Premium until such time as Tenant has recovered all applicable “Subleasing Costs,” as that term is defined in this Section 14.3, it being understood that if in any year the gross revenues, less the deductions set forth and included in Subleasing Costs, are less than any and all costs actually paid in assigning or subletting the affected space (collectively “Transaction Costs”), the amount of the excess Transaction Costs shall be carried over to the next year and then deducted from net revenues with the procedure repeated until a Transfer Premium is achieved. “Transfer Premium” shall mean all rent, additional rent or other consideration payable by such Transferee in connection with the Transfer in excess of the Rent and Additional Rent payable by Tenant under this Lease during the term of the Transfer on a per rentable square foot basis if less than all of the Premises is transferred, after deducting the reasonable expenses incurred by Tenant for (i) any changes, alterations and improvements to the Premises in connection with the Transfer, (ii) any free rent reasonably provided to the Transferee, (iii) any brokerage commissions in connection with the Transfer, (iv) any lease takeover incurred by Tenant in connection with the Transfer; (v) out-of-pocket costs of advertising the space subject to the Transfer, (vi) any improvement allowance or other economic concessions paid by Tenant to the Transferee in connection with the Transfer; (vii) reasonable attorneys’ fees incurred by Tenant in connection with the Transfer; and (viii) the aggregate amount of Base Rent and Additional Rent paid by Tenant during the period prior to the commencement of the term of the Transfer during which Tenant does not occupy the Transfer space, commencing on and after the Downtime Start Date (as defined below) (collectively, “Subleasing Costs”). The “Downtime Start Date” shall mean the later of (A) the date which Tenant vacates and does not reoccupy the Subject Space and delivers notice of the same to Landlord, and (B) the date Tenant enters into a listing agreement for the Transfer space with a reputable broker, and provides Landlord with notice thereof. “Transfer Premium” shall also include, but not be limited to, key money, bonus money or other cash consideration paid by Transferee to Tenant in connection with such Transfer, and any payment in excess of fair market value for services rendered by Tenant to Transferee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to Transferee in connection with such Transfer.

14.4 Landlord’s Option as to Subject Space. Notwithstanding anything to the contrary contained in this Article 14, in the event that Tenant contemplates a Transfer of one or more full floors of the Premises, for substantially all of the remaining Term, to anyone other than a “Permitted Transferee,” as that term is defined in Section 14.7, below (“Contemplated Transfer”), then Tenant shall give Landlord notice (“Intention to Transfer Notice”) of such Contemplated Transfer. The Intention to Transfer Notice shall specify the portion and amount of rentable square feet of the Premises which Tenant intends to transfer (“Contemplated Transfer Space”), the corridor and/or demising wall, to the extent applicable, which are to be constructed, the contemplated date of the commencement of the Contemplated Transfer (“Contemplated Effective Date”), and the contemplated length of the term of such Contemplated Transfer, and shall specify that such Intention to Transfer Notice is delivered to Landlord pursuant to this Section 14.4 in order to allow Landlord to elect to recapture the Contemplated Transfer Space; provided, however, that Landlord shall not have the right of recapture set forth in this Section 14.4 in connection with a Transfer by Tenant to a Permitted Transferee. Thereafter, Landlord shall have the option, by giving written notice to Tenant within twenty (20) days after receipt of such Intention to Transfer Notice, to recapture all of such Contemplated Transfer Space upon the basic terms and conditions specified in the Intention to Transfer Notice. In the event such option is exercised by Landlord, this Lease shall be suspended (or when appropriate, canceled and terminated if the last day of the term of the Contemplated Transfer is the last day of the Lease Term) with respect to the Contemplated Transfer Space commencing as of the date stated in the Intention to Transfer Notice as the Contemplated Effective Date for a period ending upon the last day of the term of the Contemplated Transfer, at which time the Lease shall be reinstated and revived as to the Contemplated Transfer Space. In the event of a recapture by Landlord, if this Lease shall be suspended without liability to Tenant, or, when appropriate, canceled, with respect to less than the entire Premises, (i) the Rent reserved herein shall be reduced by an amount equal to the product of the number of rentable square feet which is the subject of the Contemplated Transfer times the rental rate or rates under this Lease applicable to such Contemplated Transfer Space, and this Lease as so amended shall continue thereafter in full force and effect, and upon the request of either party, the parties shall execute written confirmation of the same, (ii) Landlord shall install, on a commercially reasonable basis, any corridor and/or demising wall, at Landlord’s expense, which is required as a result of the suspension or cancellation of the Lease with respect to less than a full floor of the Premises, and (iii) Landlord shall restore the Contemplated Transfer Space to its condition prior to such recapture upon the reinstatement of this Lease as to the Contemplated Transfer Space. If Landlord fails to timely elect to recapture the Contemplated Transfer Space under this Section 14.4, then, for a period of nine (9) months (“Nine Month Period”) commencing on the last day of such twenty (20) day period, Landlord shall not have any right to recapture the Contemplated Transfer Space with respect to any Transfer made during the Nine Month Period, and Tenant may transfer the Contemplated Transfer Space provided that any such Transfer is not materially less space than the Contemplated Transfer Space, and is upon terms not materially inconsistent with the terms set forth in the Intention to Transfer Notice; provided, however, that any such Transfer shall be subject to the remaining terms of this Article 14. If such a Transfer is not so consummated within the Nine Month Period (or if a Transfer is so consummated, then upon the expiration of the term of the Transfer for such Contemplated Transfer Space consummated within such Nine Month Period), Tenant shall again be required to submit a new Intention to Transfer Notice to Landlord with respect to any Contemplated Transfer, as provided in this Section 14.4. Tenant may deliver a Transfer Notice and an Intention to Transfer Notice simultaneously or at different times and the periods provided for Landlord’s approval following its receipt of the same, as set forth in Sections 14.2 and 14.4, respectively, shall commence upon Landlord’s receipt of each such notice notwithstanding the fact that such periods may overlap. If Tenant requests a list of existing exclusives, by written notice given concurrently with Tenant’s Intention to Transfer Notice, then, on or before the end of such twenty (20) day period, Landlord shall inform Tenant in writing of all then existing exclusive lease rights in the Building.

14.5 Effect of Consent. If Landlord consents to a Transfer, (i) such consent shall not be deemed a consent to any further Transfer, (ii) Tenant shall deliver to Landlord, promptly after execution, an executed copy of all documentation pertaining to the Transfer in form reasonably acceptable to Landlord, and (iii) Tenant shall deliver to Landlord, upon Landlord’s request, a complete statement, certified by an independent CPA or Tenant’s chief financial officer, setting forth in detail the computation of any Transfer Premium. In the case of an assignment, the assignee shall assume in writing, for Landlord’s benefit, all of Tenant’s obligations hereunder. No Transfer, with or without Landlord’s consent, shall relieve Tenant or any guarantor hereof from any liability hereunder.

14.6 Effect of Default. If Tenant is in Default, Landlord is irrevocably authorized, as Tenant’s agent and attorney-in-fact, to direct any transferee under any sublease, license or other occupancy agreement to make all payments under such agreement directly to Landlord (which Landlord shall apply towards Tenant’s obligations hereunder) until such Default is cured. Such transferee shall rely upon any representation by Landlord that Tenant is in Default, whether or not confirmed by Tenant.

14.7 Permitted Transfers. Notwithstanding any contrary provision hereof, if Tenant is not in Default, Tenant may, without Landlord’s consent pursuant to Section 14.1, assign this Lease to (a) an Affiliate of Tenant, (b) a successor to Tenant by merger or consolidation, or (c) a successor to Tenant by purchase of all or substantially all of Tenant’s assets (a “Permitted Transfer”), provided that (i) Tenant promptly notifies Landlord of such Transfer and (ii) delivers to Landlord, in the case of an assignment pursuant to clause (a) or (c) above, a commercially reasonable instrument pursuant to which the assignee assumes, for Landlord’s benefit, all of Tenant’s obligations hereunder; (iii) in the case of an assignment pursuant to clause (b) above, (A) the successor entity has a net worth (as determined in accordance with GAAP, but excluding intellectual property and any other intangible assets (“Net Worth”)) immediately after the Transfer that is not less than the Net Worth of Tenant immediately before the Transfer, and (B) if Tenant is a closely held professional service firm, at least 75% of its equity owners existing 12 months before the Transfer are also equity owners of the successor entity; (iv) the transferee is qualified to conduct business in the State of California; and (v) the Transfer is made for a good faith operating business purpose and not in order to evade the requirements of this Section 14. As used herein, “Affiliate” means, with respect to any party, a person or entity that controls, is under common control with, or is controlled by such party. “Permitted Transferee” means the transferee of any interest of Tenant pursuant to a Permitted Transfer. The provisions of subsection (A), above, shall not apply where the resulting Tenant entity’s stock is publicly traded on a nationally recognized stock exchange.

15 SURRENDER. Upon the expiration or earlier termination hereof, and subject to Section 8 and this Section 15, Tenant shall surrender possession of the Premises to Landlord in as good condition as when Tenant took possession and as thereafter improved by Landlord and/or Tenant, except for reasonable wear and tear and repairs that are Landlord’s express responsibility hereunder. Before such expiration or termination, Tenant, without expense to Landlord, shall (a) remove from the Premises all debris and rubbish and all furniture, equipment, business and trade fixtures, Lines, free-standing cabinet work, movable partitions and other articles of personal property that are owned or placed in the Premises by Tenant or any party claiming by, through or under Tenant (except for any Lines not required to be removed under Section 23), and (b) repair all damage to the Premises and Building resulting from such removal. If Tenant fails to timely perform such removal and repair, Landlord may do so at Tenant’s expense (including storage costs). If Tenant fails to remove such property from the Premises, or from storage, within 30 days after notice from Landlord, any part of such property shall be deemed, at Landlord’s option, either (x) conveyed to Landlord without compensation, or (y) abandoned.

16 HOLDOVER. If Tenant fails to surrender the Premises upon the expiration or earlier termination hereof, Tenant’s tenancy shall be subject to the terms and conditions hereof; provided, however, that such tenancy shall be a tenancy at sufferance only, for the entire Premises, and Tenant shall pay Monthly Rent (on a per-month basis without reduction for any partial month) at a rate equal to 125% of the Monthly Rent applicable during the last calendar month of the Term for the first three months of such holdover, and 150% of such Monthly Rent thereafter. Nothing in this Section 16 shall limit Landlord’s rights or remedies or be deemed a consent to any holdover. If Landlord is unable to deliver possession of the Premises to a new tenant or to perform improvements for a new tenant as a result of Tenant’s holdover, Tenant shall be liable for all resulting damages, including lost profits, incurred by Landlord.

17 SUBORDINATION; ESTOPPEL CERTIFICATES. This Lease shall be subject and subordinate to all existing and future ground or underlying leases, mortgages, trust deeds and other encumbrances against the Building or Project, all renewals, extensions, modifications, consolidations and replacements thereof (each, a “Security Agreement”), and all advances made upon the security of such mortgages or trust deeds, unless in each case the holder of such Security Agreement (each, a “Security Holder”) requires in writing that this Lease be superior thereto. Upon any termination or foreclosure (or any delivery of a deed in lieu of foreclosure) of any Security Agreement, Tenant, upon request, shall attorn, without deduction or set-off, to the Security Holder or purchaser or any successor thereto and shall recognize such party as the lessor hereunder provided that such party agrees not to disturb Tenant’s occupancy so long as Tenant timely pays the Rent and otherwise performs its obligations hereunder. Within ten (10) business days following a request in writing by Landlord or Tenant, the recipient (the “Recipient”) shall execute, acknowledge and deliver to the requesting party (the “Requesting Party”) an estoppel certificate, which, as submitted, shall be substantially in the form attached hereto as Exhibit I, or such other form as may be reasonably required by any prospective mortgagee or purchaser of the Project, or any portion thereof, or any assignee or sublessee, indicating therein any exceptions thereto that may exist at that time, and shall also contain any other information reasonably requested by the Requesting Party or Landlord’s mortgagee or prospective mortgagee or Tenant’s Transferee, as the case may be. Landlord shall use commercially reasonable efforts to obtain a similar estoppel certificate from the Master Lessee upon Tenant’s request. Any such certificate may be relied upon by any prospective mortgagee or purchaser of all or any portion of the Project or by assignee or sublessee or purchaser of Tenant’s business. Tenant’s receipt of a commercially reasonable subordination, non-disturbance and attornment agreement from any future Security Holder shall be a condition precedent to Tenant’s obligation to subordinate this Lease to any future Security Agreement. The Recipient shall execute and deliver whatever other instruments may be reasonably required for such purposes. At any time during the Lease Term, Landlord may require Tenant to provide Landlord with a current financial statement and financial statements of the two (2) years prior to the current financial statement year. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. The failure of Tenant or Landlord, as the case may be, to timely execute, acknowledge and deliver such estoppel certificate or other instruments, upon an additional five (5) business days’ notice from the Requesting Party advising the other party of the consequences of a non-response, shall constitute an acceptance of the premises stated therein and an acknowledgment by the other party that statements included in the estoppel certificate are true and correct, without exception.

18 ENTRY BY LANDLORD. At all reasonable times and upon reasonable notice to Tenant, or in an emergency, Landlord may enter the Premises to (i) inspect the Premises; (ii) show the Premises to prospective purchasers, current or prospective Security Holders or insurers, or, during the last 12 months of the Term (or while an uncured Default exists), prospective tenants; (iii) post notices of non-responsibility; or (iv) perform maintenance, repairs or alterations. At any time and without notice to Tenant, Landlord may enter the Premises to perform required services. Landlord shall use commercially reasonable efforts to minimize interference with Tenant’s use and enjoyment of the Premises, and shall comply with Tenant’s reasonable security policies and procedures in connection with any entry. In an emergency, Landlord may use any means it deems proper to open doors to and in the Premises. No entry into or closure of any portion of the Premises pursuant to this Section 18 shall render Landlord liable to Tenant, constitute a constructive eviction, or excuse Tenant from any obligation hereunder, subject to Section 19.4.2.

19 DEFAULTS; REMEDIES.

19.1 Events of Default. The occurrence of any of the following shall constitute a “Default”:

19.1.1 Any failure by Tenant to pay any Monthly Rent when due unless such failure is cured within five (5) business days after notice; or

19.1.2 Any failure by Tenant to pay any Rent other than Monthly Rent when due unless such failure is cured within ten (10) business days after notice; or

19.1.3 Except where a specific time period is otherwise set forth for Tenant’s performance herein (in which event the failure to perform by Tenant within such time period shall be a Default), and except as otherwise provided in this Section 19.1, any failure by Tenant to observe or perform any other provision, covenant or condition hereof where such failure continues for 30 days after notice from Landlord; provided that if such failure cannot reasonably be cured within such 30-day period, Tenant shall not be in Default as a result of such failure if Tenant diligently commences such cure within such period, thereafter diligently pursues such cure, and completes such cure within 90 days after Landlord’s notice; or

19.1.4 Abandonment of the Premises by Tenant; or

19.1.5 Any failure by Tenant to observe or perform the provisions of Sections 14, 17 or 18 where such failure continues for more than five (5) business days after notice from Landlord; or

19.1.6 Tenant becomes in breach of Section 25.3.

If Tenant breaches a particular provision hereof (other than a provision requiring payment of Rent) on three (3) separate occasions during any 12-month period, Tenant’s subsequent breach of such provision shall be, at Landlord’s option, an incurable Default. The notice periods provided herein are in lieu of, and not in addition to, any notice periods provided by Law, and Landlord shall not be required to give any additional notice in order to be entitled to commence an unlawful detainer proceeding.

19.2 Remedies Upon Default. Upon any Default, Landlord shall have, in addition to any other remedies available to Landlord at law or in equity (which shall be cumulative and nonexclusive), the option to pursue any one or more of the following remedies (which shall be cumulative and nonexclusive) without any notice or demand:

19.2.1 Landlord may terminate this Lease, in which event Tenant shall immediately surrender the Premises to Landlord, and if Tenant fails to do so, Landlord may, without prejudice to any other remedy it may have for possession or arrearages in Rent, enter upon and take possession of the Premises and expel or remove Tenant and any other person who may be occupying the Premises or any part thereof, without being liable for prosecution or any claim or damages therefor; and Landlord may recover from Tenant the following:

(a) The worth at the time of award of the unpaid Rent which has been earned at the time of such termination; plus

(b) The worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus

(c) The worth at the time of award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such Rent loss that Tenant proves could have been reasonably avoided; plus

(d) Any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations hereunder or which in the ordinary course of things would be likely to result therefrom, including brokerage commissions, advertising expenses, expenses of remodeling any portion of the Premises for a new tenant (whether for the same or a different use), and any special concessions made to obtain a new tenant; plus

(e) At Landlord’s option, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Law.

As used in Sections 19.2.1(a) and (b), the “worth at the time of award” shall be computed by allowing interest at a rate per annum equal to the lesser of (i) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication        G.13(415), published on the first Tuesday of each calendar month (or such other comparable index as Landlord shall reasonably designate if such rate ceases to be published) plus two (2) percentage points, or (ii) the highest rate permitted by Law. As used in Section 19.2.1(c), the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus 1%.

19.2.2 Landlord shall have the remedy described in California Civil Code § 1951.4 (lessor may continue lease in effect after lessee’s breach and abandonment and recover Rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Accordingly, if Landlord does not elect to terminate this Lease on account of any default by Tenant, Landlord may, from time to time, without terminating this Lease, enforce all of its rights and remedies hereunder, including the right to recover all Rent as it becomes due.

19.2.3 Landlord shall at all times have the rights and remedies (which shall be cumulative with each other and cumulative and in addition to those rights and remedies available under Sections 19.2.1 and 19.2.2, or any Law or other provision hereof), without prior demand or notice except as required by Law, to seek any declaratory, injunctive or other equitable relief, and specifically enforce this Lease, or restrain or enjoin a violation or breach of any provision hereof.

19.3 Efforts to Relet. Unless Landlord provides Tenant with express notice to the contrary, no re-entry, repossession, repair, maintenance, change, alteration, addition, reletting, appointment of a receiver or other action or omission by Landlord shall (a) be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Premises, or (b) operate to release Tenant from any of its obligations hereunder. Tenant waives, for Tenant and for all those claiming by, through or under Tenant, California Civil Code § 3275 and California Code of Civil Procedure §§ 1174(c) and 1179 and any existing or future rights to redeem or reinstate, by order or judgment of any court or by any legal process or writ, this Lease or Tenant’s right of occupancy of the Premises after any termination hereof.

19.4 Landlord Default.

19.4.1 General. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity.

19.4.2 Abatement of Rent. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof, as a result of (i) any repair, maintenance or alteration performed by Landlord, or which Landlord failed to perform, after the Lease Commencement Date applicable to the Premises and required by this Lease, which substantially interferes with Tenant’s use of or ingress to or egress from the Building, Project, or Premises or the Project parking facility; (ii) any failure to provide services, utilities or ingress to and egress from the Building, Project (including the Project parking facility), or Premises as required by this Lease; (iii) damage and destruction of or eminent domain proceedings in connection with the Premises, Building, the Project or the Project parking facility, or (iv) the presence of Hazardous Materials not brought on the Premises by Tenant Parties (any such set of circumstances as set forth in items (i) through (iv), above, to be known as an “Abatement Event”), then Tenant shall give Landlord Notice of such Abatement Event, and if such Abatement Event continues for three (3) consecutive business days after Landlord’s receipt of any such notice, or occurs for ten (10) non-consecutive business days in a twelve (12) month period (provided Landlord is sent a written notice pursuant to this Lease of each such Abatement Event) (in either of such events, the “Eligibility Period”), then the Base Rent and Tenant’s Share of Expenses and Taxes, and Tenant’s obligation to pay for parking (to the extent not actually utilized by Tenant) shall be abated or reduced, as the case may be, after expiration of the Eligibility Period for such time that Tenant continues to be so prevented from using, and does not use, the Premises, or a portion thereof, in the proportion that the rentable area of the portion of the Premises that Tenant is prevented from using, and does not use (“Unusable Area”), bears to the total rentable area of the Premises; provided, however, in the event that Tenant is prevented from using, and does not use, the Unusable Area for a period of time in excess of the Eligibility Period and the remaining portion of the Premises is not sufficient to allow Tenant to effectively conduct its business therein, and if Tenant does not conduct its business from such remaining portion, then for such time after expiration of the Eligibility Period during which Tenant is so prevented from effectively conducting its business therein, the Base Rent and Tenant’s Share of Expenses and Taxes for the entire Premises and all parking charges (to the extent all parking is not actually utilized by Tenant) shall be abated for such time as Tenant continues to be so prevented from using, and does not use, the Premises. If, however, Tenant reoccupies any portion of the Premises during such period, the Rent allocable to such reoccupied portion, based on the proportion that the rentable area of such reoccupied portion of the Premises bears to the total rentable area of the Premises, shall be payable by Tenant from the date Tenant reoccupies such portion of the Premises. Such right to abate Base Rent and Tenant’s Share of Expenses and Taxes and parking charges shall be Tenant’s sole and exclusive remedy at law or in equity for an Abatement Event; provided, however, that (a) nothing in this Section 19.4.2, shall impair Tenant’s rights under Section 19.4.1, above, and (b) if Landlord has not cured such Abatement Event within two hundred forty (240) days after receipt of notice from Tenant, Tenant shall have the right to terminate this Lease upon written notice to Landlord until such time as Landlord has cured the Abatement Event, which right may be exercised only by delivery of notice to Landlord (the “Abatement Event Termination Notice”) and shall be effective as of a date set forth in the Abatement Event Termination Notice (the “Abatement Event Termination Date”), which Abatement Event Termination Date shall not be less than thirty (30) days, and not more than one (1) year, following the delivery of the Abatement Event Termination Notice. Notwithstanding anything contained in this Section 19.5.2 to the contrary, Tenant’s Abatement Event Termination Notice shall be null and void (but only in connection with the first notice sent by Tenant with respect to each separate Abatement Event) if Landlord cures such Abatement Event within such thirty (30) day period following receipt of the Abatement Event Termination Notice. If Tenant’s right to abatement occurs because of an eminent domain taking, condemnation and/or because of damage or destruction to the Premises, the Project’s parking facility, and/or the Project, Tenant’s abatement period shall continue until Tenant has been given sufficient time, and sufficient ingress to, and egress from the Premises, to rebuild such portion it is required to rebuild, to install its property, furniture, fixtures, and equipment to the extent the same shall have been removed as a result of such damage or destruction or temporary taking and to move in over a weekend. Except as provided in this Section 19.4.2, nothing contained herein shall be interpreted to mean that Tenant is excused from paying Rent due hereunder.

20 LANDLORD EXCULPATION. Notwithstanding any contrary provision hereof, (a) the liability of the Landlord Parties to Tenant shall be limited to an amount equal to the lesser of (i) Landlord’s interest in the Building, or (ii) the equity interest Landlord would have in the Building if the Building were encumbered by third-party debt in an amount equal to 80% of the value of the Building (as such value is determined by Landlord); (b) Tenant shall look solely to Landlord’s interest in the Building for the recovery of any judgment or award against any Landlord Party; (c) no Landlord Party shall have any personal liability for any judgment or deficiency, and Tenant waives and releases such personal liability on behalf of itself and all parties claiming by, through or under Tenant; and (d) no Landlord Party shall be liable for any injury or damage to, or interference with, Tenant’s business, including loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, or for any form of special or consequential damage.

21 LETTER OF CREDIT.

21.1 Delivery of Letter of Credit. Tenant shall deliver to Landlord, concurrently with Tenant’s execution of this Lease, an unconditional, clean, irrevocable letter of credit (the “L-C”) in the amount set forth in Section 21.3 below (the “L-C Amount”), which L-C shall be issued by a money-center, solvent and nationally recognized bank (a bank which accepts deposits, maintains accounts, has a local Bay Area office which will negotiate a letter of credit, and whose deposits are insured by the FDIC) reasonably acceptable to Landlord (such approved, issuing bank being referred to herein as the “Bank”), which Bank must have a short term Fitch Rating which is not less than “F1”, and a long term Fitch Rating which is not less than “A” (or in the event such Fitch Ratings are no longer available, a comparable rating from Standard and Poor’s Professional Rating Service or Moody’s Professional Rating Service) (collectively, the “Bank’s Credit Rating Threshold”), and which L-C shall be in the form of Exhibit H, attached hereto. As of the date hereof Landlord hereby approves Silicon Valley Bank and the form of L-C attached. Tenant shall pay all expenses, points and/or fees incurred by Tenant in obtaining the L-C. The L-C shall (i) be “callable” at sight, irrevocable and unconditional, (ii) be maintained in effect, whether through renewal or extension, for the period commencing on the date of this Lease and continuing until the date (the “L-C Expiration Date”) that is no less than forty-five (45) days after the expiration of the Lease Term, and Tenant shall deliver a new L-C or certificate of renewal or extension to Landlord at least thirty (30) days prior to the expiration of the L-C then held by Landlord, without any action whatsoever on the part of Landlord, (iii) be fully assignable by Landlord, its successors and assigns, (iv) permit partial draws and multiple presentations and drawings, and (v) be otherwise subject to the Uniform Customs and Practices for Documentary Credits (1993-Rev), International Chamber of Commerce Publication #600, or the International Standby Practices-ISP 98, International Chamber of Commerce Publication #590. Landlord, or its then managing agent, shall have the right to draw down an amount up to the face amount of the L-C if any of the following shall have occurred or be applicable: (A) such amount is due to Landlord under the terms and conditions of this Lease, or (B) Tenant has filed a voluntary petition under the U. S. Bankruptcy Code or any state bankruptcy code (collectively, “Bankruptcy Code”), or (C) an involuntary petition has been filed against Tenant under the Bankruptcy Code, or (D) the Bank has notified Landlord that the L-C will not be renewed or extended through the L-C Expiration Date, or (E) Tenant is placed into receivership or conservatorship, or becomes subject to similar proceedings under Federal or State law, or (F) Tenant executes an assignment for the benefit of creditors, or (G) if (1) any of the Bank’s Fitch Ratings (or other comparable ratings to the extent the Fitch Ratings are no longer available) have been reduced below the Bank’s Credit Rating Threshold, or (2) there is otherwise a material adverse change in the financial condition of the Bank, and (after occurrence of the foregoing (1) or (2)) Tenant has failed to provide Landlord with a replacement letter of credit, conforming in all respects to the requirements of this Article 21 (including, but not limited to, the requirements placed on the issuing Bank more particularly set forth in this Section 21.1 above), in the amount of the applicable L-C Amount, within ten (10) days following Landlord’s written demand therefor (with no other notice or cure or grace period being applicable thereto, notwithstanding anything in this Lease to the contrary) (each of the foregoing being an “L-C Draw Event”). The L-C shall be honored by the Bank regardless of whether Tenant disputes Landlord’s right to draw upon the L-C. In addition, in the event the Bank is placed into receivership or conservatorship by the Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said L-C shall be deemed to fail to meet the requirements of this Article 21, and, within ten (10) days following Landlord’s notice to Tenant of such receivership or conservatorship (the “L-C FDIC Replacement Notice”), Tenant shall replace such L-C with a substitute letter of credit from a different issuer (which issuer shall meet or exceed the Bank’s Credit Rating Threshold and shall otherwise be acceptable to Landlord in its reasonable discretion) and that complies in all respects with the requirements of this Article 21. If Tenant fails to replace such L-C with such conforming, substitute letter of credit pursuant to the terms and conditions of this Section 21.1, then, notwithstanding anything in this Lease to the contrary, or other reasonable substitute security (including cash), Landlord shall have the right to declare Tenant in default of this Lease for which there shall be no notice or grace or cure periods being applicable thereto (other than the aforesaid ten (10) day period). Tenant shall be responsible for the payment of any and all costs incurred with the review of any replacement L-C (including without limitation Landlord’s reasonable attorneys’ fees), which replacement is required pursuant to this Section or is otherwise requested by Tenant.

21.2 Application of L-C. Tenant hereby acknowledges and agrees that Landlord is entering into this Lease in material reliance upon the ability of Landlord to draw upon the L-C upon the occurrence of any L-C Draw Event. In the event of any L-C Draw Event, Landlord may, but without obligation to do so, and without notice to Tenant, draw upon the L-C, in part or in whole, to cure any such L-C Draw Event and/or to compensate Landlord for any and all damages of any kind or nature sustained or which Landlord reasonably estimates that it will sustain resulting from Tenant’s breach or default of the Lease or other L-C Draw Event and/or to compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code. The use, application or retention of the L-C, or any portion thereof, by Landlord shall not prevent Landlord from exercising any other right or remedy provided by this Lease or by any applicable law, it being intended that Landlord shall not first be required to proceed against the L-C, and such L-C shall not operate as a limitation on any recovery to which Landlord may otherwise be entitled. Tenant agrees not to interfere in any way with payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw upon the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional to justify the issuer of the L-C in failing to honor a drawing upon such L-C in a timely manner. Tenant agrees and acknowledges that (i) the L-C constitutes a separate and independent contract between Landlord and the Bank, (ii) Tenant is not a third party beneficiary of such contract, (iii) Tenant has no property interest whatsoever in the L-C or the proceeds thereof, and (iv) in the event Tenant becomes a debtor under any chapter of the Bankruptcy Code, Tenant is placed into receivership or conservatorship, and/or there is an event of a receivership, conservatorship or a bankruptcy filing by, or on behalf of, Tenant, neither Tenant, any trustee, nor Tenant’s bankruptcy estate shall have any right to restrict or limit Landlord’s claim and/or rights to the L-C and/or the proceeds thereof by application of Section 502(b)(6) of the U. S. Bankruptcy Code or otherwise.

21.3 L-C Amount; Reduction of L-C Amount.

21.3.1 L-C Amount. The L-C Amount shall initially be equal to the amount set forth in Section 1.8 of this Lease.

21.3.2 Reduction of L-C Amount. Provided that Tenant is not then in default under this Lease (beyond the applicable notice and cure period set forth in this Lease), the L-C Amount shall be reduced as follows:

Date of Reduction	L-C Amount
4th Anniversary of Commencement Date	$786,018
5th Anniversary of Commencement Date	$549,618
6th Anniversary of Commencement Date	$365,711

Notwithstanding anything to the contrary set forth in this Section 21.3.2, in no event shall the L-C Amount as set forth above decrease during any period in which Tenant is in default under this Lease, but such decrease shall take place retroactively after such default is cured, provided that no such decrease shall thereafter take effect in the event this Lease is terminated early due to such default by Tenant.

21.3.3 In General. If, as a result of any drawing by Landlord of all or any portion of the L-C, the amount of the L-C shall be less than the L-C Amount, Tenant shall, within five (5) business days thereafter, provide Landlord with additional letter(s) of credit in an amount equal to the deficiency, and any such additional letter(s) of credit shall comply with all of the provisions of this Article 21, and if Tenant fails to comply with the foregoing, the same shall be subject to the terms of Section 21.3.3 below. Tenant further covenants and warrants that it will neither assign nor encumber the L-C or any part thereof and that neither Landlord nor its successors or assigns will be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. Without limiting the generality of the foregoing, if the L-C expires earlier than the L-C Expiration Date, Landlord will accept a renewal thereof (such renewal letter of credit to be in effect and delivered to Landlord, as applicable, not later than thirty (30) days prior to the expiration of the L-C), which shall be irrevocable and automatically renewable as above provided through the L-C Expiration Date upon the same terms as the expiring L-C or such other terms as may be acceptable to Landlord in its sole discretion. If Tenant exercises its option to extend the Lease Term pursuant to Section 1 of Exhibit F of this Lease then, not later than thirty (30) days prior to the commencement of the Option Term, Tenant shall deliver to Landlord a new L C or certificate of renewal or extension evidencing the L-C Expiration Date as forty-five (45) days after the expiration of the Option Term. However, if the L-C is not timely renewed, or if Tenant fails to maintain the L-C in the amount and in accordance with the terms set forth in this Article 21, Landlord shall have the right to either (x) present the L-C to the Bank in accordance with the terms of this Article 21, and the proceeds of the L-C may be applied by Landlord against any Rent payable by Tenant under this Lease that is not paid when due and/or to pay for all losses and damages that Landlord has suffered or that Landlord reasonably estimates that it will suffer as a result of any breach or default by Tenant under this Lease, or (y) pursue its remedy under Section 21.3.3 below. In the event Landlord elects to exercise its rights under the foregoing item (x), (I) any unused proceeds shall constitute the property of Landlord (and not Tenant’s property or, in the event of a receivership, conservatorship, or a bankruptcy filing by Tenant, property of such receivership, conservatorship or Tenant’s bankruptcy estate) and need not be segregated from Landlord’s other assets, and (II) Landlord agrees to pay to Tenant within thirty (30) days after the L-C Expiration Date the amount of any proceeds of the L-C received by Landlord and not applied against any Rent payable by Tenant under this Lease that was not paid when due or used to pay for any losses and/or damages suffered by Landlord (or reasonably estimated by Landlord that it will suffer) as a result of any breach or default by Tenant under this Lease; provided, however, that if prior to the L-C Expiration Date a voluntary petition is filed by Tenant, or an involuntary petition is filed against Tenant by any of Tenant’s creditors, under the Bankruptcy Code, then Landlord shall not be obligated to make such payment in the amount of the unused L-C proceeds until either all preference issues relating to payments under this Lease have been resolved in such bankruptcy or reorganization case or such bankruptcy or reorganization case has been dismissed.

21.3.4 Transfer and Encumbrance. The L-C shall also provide that Landlord may, at any time and without notice to Tenant and without first obtaining Tenant’s consent thereto, transfer (one or more times) all or any portion of its interest in and to the L-C to another party, person or entity, regardless of whether or not such transfer is from or as a part of the assignment by Landlord of its rights and interests in and to this Lease. In the event of a transfer of Landlord’s interest in under this Lease, Landlord shall transfer the L-C, in whole or in part, to the transferee and thereupon Landlord shall, without any further agreement between the parties, be released by Tenant from all liability therefor, and it is agreed that the provisions hereof shall apply to every transfer or assignment of the whole of said L-C to a new landlord. In connection with any such transfer of the L-C by Landlord, Tenant shall, at Tenant’s sole cost and expense, execute and submit to the Bank such applications, documents and instruments as may be necessary to effectuate such transfer and, Tenant shall be responsible for paying the Bank’s transfer and processing fees in connection therewith.

21.3.5 L-C Not a Security Deposit. Landlord and Tenant (1) acknowledge and agree that in no event or circumstance shall the L-C or any renewal thereof or substitute therefor or any proceeds thereof be deemed to be or treated as a “security deposit” under any law applicable to security deposits in the commercial context, including, but not limited to, Section 1950.7 of the California Civil Code, as such Section now exists or as it may be hereafter amended or succeeded (the “Security Deposit Laws”), (2) acknowledge and agree that the L-C (including any renewal thereof or substitute therefor or any proceeds thereof) is not intended to serve as a security deposit, and the Security Deposit Laws shall have no applicability or relevancy thereto, and (c) waive any and all rights, duties and obligations that any such party may now, or in the future will, have relating to or arising from the Security Deposit Laws. Tenant hereby irrevocably waives and relinquishes the provisions of Section 1950.7 of the California Civil Code and any successor statue, and all other provisions of law, now or hereafter in effect, which (x) establish the time frame by which a landlord must refund a security deposit under a lease, and/or (y) provide that a landlord may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by a tenant or to clean the premises, it being agreed that Landlord may, in addition, claim those sums specified in this Article 21 and/or those sums reasonably necessary to (a) compensate Landlord for any loss or damage caused by Tenant’s breach of this Lease, including any damages Landlord suffers following termination of this Lease, and/or (b) compensate Landlord for any and all damages arising out of, or incurred in connection with, the termination of this Lease, including, without limitation, those specifically identified in Section 1951.2 of the California Civil Code.

21.3.6 Non-Interference By Tenant. Tenant agrees not to interfere in any way with any payment to Landlord of the proceeds of the L-C, either prior to or following a “draw” by Landlord of all or any portion of the L-C, regardless of whether any dispute exists between Tenant and Landlord as to Landlord’s right to draw down all or any portion of the L-C. No condition or term of this Lease shall be deemed to render the L-C conditional and thereby afford the Bank a justification for failing to honor a drawing upon such L-C in a timely manner.

21.3.7 Waiver of Certain Relief. Tenant unconditionally and irrevocably waives (and as an independent covenant hereunder, covenants not to assert) any right to claim or obtain any of the following relief in connection with the L-C:

(a) A temporary restraining order, temporary injunction, permanent injunction, or other order that would prevent, restrain or restrict the presentment of sight drafts drawn under any L-C or the Bank’s honoring or payment of sight draft(s); or

(b) Any attachment, garnishment, or levy in any manner upon either the proceeds of any L-C or the obligations of the Bank (either before or after the presentment to the Bank of sight drafts drawn under such L-C) based on any theory whatever.

21.3.8 Remedy for Improper Drafts. Tenant’s sole remedy in connection with the improper presentment or payment of sight drafts drawn under any L-C shall be the right to obtain from Landlord a refund of the amount of any sight draft(s) that were improperly presented or the proceeds of which were misapplied, and reasonable actual out-of-pocket attorneys’ fees, provided that at the time of such refund, Tenant increases the amount of such L-C to the amount (if any) then required under the applicable provisions of this Lease. Tenant acknowledges that the presentment of sight drafts drawn under any L-C, or the Bank’s payment of sight drafts drawn under such L-C, could not under any circumstances cause Tenant injury that could not be remedied by an award of money damages, and that the recovery of money damages would be an adequate remedy therefor. Tenant shall not request or instruct the Bank of any L-C to refrain from paying sight draft(s) drawn under such L-C.

22 INTENTIONALLY OMITTED

23 COMMUNICATIONS AND COMPUTER LINES. All Lines installed pursuant to this Lease shall be (a) installed in accordance with Section 7; and (b) clearly marked with adhesive plastic labels (or plastic tags attached to such Lines with wire) to show Tenant’s name, suite number, and the purpose of such Lines (i) every six (6) feet outside the Premises (including the electrical room risers and any Common Areas), and (ii) at their termination points. Landlord shall be responsible for complying with the foregoing with respect to Lines installed as part of any improvements constructed by Landlord, including without limitation the initial improvements to the Premises, and any Expansion Space or First Offer Space. Landlord may designate specific contractors for work relating to vertical Lines. Sufficient spare cables and space for additional cables shall be maintained for other occupants, as reasonably determined by Landlord. Unless otherwise notified by Landlord, Tenant, at its expense and before the expiration or earlier termination hereof, shall remove all Lines and repair any resulting damage. As used herein, “Lines” means all communications or computer wires and cables serving the Premises, whenever and by whomever installed or paid for, including any such wires or cables installed pursuant to any prior lease.

24 PARKING. Tenant may park in the Building’s parking facilities (the “Parking Facility”), in common with other tenants of the Building, upon the following terms and conditions. Tenant shall not use more than the number of unreserved and/or reserved parking spaces set forth in Section 1.9. Tenant shall pay Landlord, in accordance with Section 3, any fees for the parking spaces described in Section 1.9. Tenant shall pay Landlord any fees, taxes or other charges imposed by any governmental or quasi-governmental agency in connection with the Parking Facility, to the extent such amounts are allocated to Tenant by Landlord. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by (or any parking charges are imposed as a result of) any Law. Tenant shall comply with all rules and regulations established by Landlord from time to time for the orderly operation and use of the Parking Facility, including any sticker or other identification system and the prohibition of vehicle repair and maintenance activities in the Parking Facility. Landlord may, in its discretion, allocate and assign parking passes among Tenant and the other tenants in the Building. Tenant’s use of the Parking Facility shall be at Tenant’s sole risk, and Landlord shall have no liability for any personal injury or damage to or theft of any vehicles or other property occurring in the Parking Facility or otherwise in connection with any use of the Parking Facility by Tenant, its employees or invitees. Landlord may alter the size, configuration, design, layout or any other aspect of the Parking Facility, and, in connection therewith, temporarily deny or restrict access to the Parking Facility, in each case without abatement of Rent or liability to Tenant, provided that such alterations do not diminish the availability of parking to Tenant below the amount provided to Tenant pursuant to Section 1.9, above. Landlord may delegate its responsibilities hereunder to a parking operator, in which case (i) such parking operator shall have all the rights of control reserved herein by Landlord, (ii) Tenant shall enter into a parking agreement with such parking operator, (iii) Tenant shall pay such parking operator, rather than Landlord, any charge established hereunder for the parking spaces, and (iv) Landlord shall have no liability for claims arising through acts or omissions of such parking operator except to the extent caused by Landlord’s active negligence or willful misconduct. Tenant’s parking rights under this Section 24 are solely for the benefit of Tenant’s employees and such rights may not be transferred without Landlord’s prior consent, except pursuant to a Transfer permitted under Section 14.

25 MISCELLANEOUS.

25.1 Notices. No notice, demand, statement, designation, request, consent, approval, election or other communication given hereunder (“Notice”) shall be binding upon either party unless (a) it is in writing; (b) it is (i) sent by certified or registered mail, postage prepaid, return receipt requested, (ii) delivered by a nationally recognized courier service, or (iii) delivered personally; and (c) it is sent or delivered to the address set forth in Section 1.10 or 1.11, as applicable, or to such other place (other than a P.O. box) as the recipient may from time to time designate in a Notice to the other party. Any Notice shall be deemed received on the earlier of the date of actual delivery or the date on which delivery is refused, or, if Tenant is the recipient and has vacated its notice address without providing a new notice address, three (3) days after the date the Notice is deposited in the U.S. mail or with a courier service as described above.

25.2 Force Majeure. If either party is prevented from performing any obligation hereunder by any strike, act of God, war, terrorist act, shortage of labor or materials, governmental action, civil commotion or other cause beyond such party’s reasonable control (“Force Majeure”), such obligation shall be excused during (and any time period for the performance of such obligation shall be extended by) the period of such prevention; provided, however, that this Section 25.2 shall not (a) permit Tenant to hold over in the Premises after the expiration or earlier termination hereof, or (b) excuse any of Tenant’s obligations under Sections 3, 4, 5, 21 or 25.3 or any of Tenant’s obligations whose nonperformance would interfere with another occupant’s use, occupancy or enjoyment of its premises or the Project, or (c) excuse any party’s obligation to pay amounts due under this Lease.

25.3 Representations and Covenants. Tenant represents, warrants and covenants that (a) Tenant is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (b) neither Tenant’s execution of nor its performance under this Lease will cause Tenant to be in violation of any agreement or Law; (c) Tenant (and any guarantor hereof) has not, and at no time during the Term will have, (i) made a general assignment for the benefit of creditors, (ii) filed a voluntary petition in bankruptcy or suffered the filing of an involuntary petition by creditors, (iii) suffered the appointment of a receiver to take possession of all or substantially all of its assets, (iv) suffered the attachment or other judicial seizure of all or substantially all of its assets, (v) admitted in writing its inability to pay its debts as they come due, or (vi) made an offer of settlement, extension or composition to its creditors generally; and (d) each party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Tenant, any guarantor hereof or any subtenant of Tenant is not, and at no time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4 Landlord Representations.

25.4.1 In General. Landlord represents, warrants and covenants that (a) the Master Lease and Sublease are each in full force and effect, no party is in default thereunder, and Landlord has delivered to Tenant a true and complete copy of the Master Lease, Sublease and any and all amendments thereto, (b) Landlord shall not modify the Master Lease and Sublease in any material respect without Tenant’s prior written consent, and shall not default in any obligation thereunder, and shall keep the Sublease in full force and effect so long as the Master Lease remains in effect, (c) Landlord is, and at all times during the Term will remain, duly organized, validly existing and in good standing under the Laws of the state of its formation and qualified to do business in the state of California; (d) neither Landlord’s execution of nor its performance under this Lease will cause Landlord to be in violation of any agreement or Law, and (e) each party that (other than through the passive ownership of interests traded on a recognized securities exchange) constitutes, owns, controls, or is owned or controlled by Landlord is not, and at no time during the Term will be, (i) in violation of any Laws relating to terrorism or money laundering, or (ii) among the parties identified on any list compiled pursuant to Executive Order 13224 for the purpose of identifying suspected terrorists or on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website, http://www.treas.gov/ofac/tllsdn.pdf or any replacement website or other replacement official publication of such list.

25.4.2 Hazardous Materials. Landlord hereby represents, warrants and covenants to Tenant that to the best of Landlord’s knowledge, and except as otherwise disclosed to Tenant in writing (including by the delivery to Tenant of that certain Phase I environmental assessment prepared by IVI Due Diligence Services, Inc., and dated May 20, 2006, and that certain Phase I environmental assessment prepared by Blackstone Consulting LLC and dated November 29, 2004), (1) there have been no violations of Laws that relate to protection of human health, public or worker safety, occupation health, wildlife or the environment, including without limitation, (A) federal, state, regional and local laws, regulations, rules, and other written requirements, (B) permits, orders, plans, guidelines and similar directives of all federal, state, regional and local governmental authorities; and (C) administrative and judicial decrees, judgments, orders and directives (“Environmental Laws”) which required remediation or clean up of any portion of the Project, (2) there are no existing violations of Environmental Laws, (3) no remediation or clean up required under any Environmental Laws is underway or required at the Project, (4) Landlord has not received any written notice of violation issued pursuant to any Environmental Law with respect to the Project, and (5) Landlord has delivered to Tenant all of the environmental assessments and reports relating to the Building in Landlord’s possession and control. As used herein, “to the best of Landlord’s knowledge” means the actual knowledge of Todd Hedrick and John Moe, who are the individuals within Landlord’s organization charged with the asset management and leasing of the Building.

25.5 Signs.

25.5.1 In General. Landlord shall include Tenant’s name in any tenant directory located in the lobby on the first floor of the Building. If any part of the Premises is located on a multi-tenant floor, Landlord, at Tenant’s cost, shall provide identifying suite signage for Tenant comparable to that provided by Landlord on similar floors in the Building. Tenant may not install (a) any signs outside the Premises, or (b) without Landlord’s prior consent in its sole and absolute discretion, any signs, window coverings, blinds or similar items that are visible from outside the Premises.

25.5.2 Monument Sign. Landlord shall install, at Tenant’s sole cost and expense, a sign identifying Tenant on the existing exterior building monument, which Tenant identity sign shall be in the top position, which top position shall not be shared by any other Tenant sign.

25.5.3 Building Top Sign. Tenant shall have the right, upon notice to Landlord (the “Signage Election Notice”), at Tenant’s sole cost and expense, to install signage identifying Tenant at the top of one side of the Building (the “Tenant Sign”). Tenant acknowledges that Landlord will retain the right to allow one (1) additional tenant sign on the south-east side of the Building (the “Additional Sign”) to be installed on the top of the south-east of the Building, provided that at such time as Tenant directly leases from Landlord, and continues to occupy (e.g., has not subleases) at least seventy-five percent (75%) of the rentable area of the Building, Landlord agrees that (i) if Landlord has not previously granted the right to the Additional Sign to another tenant, then Tenant shall have the right to the Additional Sign (which right shall include the right to prevent Landlord from granting the Additional Sign to any third party), on the same terms and conditions otherwise applicable to the Tenant Sign, and (ii) if Landlord has previously granted the right to the Additional Sign to another tenant, then at such time as such other tenant’s rights to the Additional Sign terminate, Tenant shall be granted the right to the Additional Sign. Tenant’s right to the Additional Sign shall terminate at such time as Tenant no longer continues to directly lease and occupy at least seventy five percent (75%) of the rentable area of the Building. The size, materials, design and all other specifications of the Tenant Sign shall be subject to Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not have to pay any rent for Tenant’s right to install Tenant’s Sign pursuant to the terms of this Section 25.4.2. The Tenant Sign shall comply with all applicable governmental rules and regulations. The right to the Tenant Sign shall be personal to the Original Tenant and any Permitted Transferee, and may not be exercised by any other assignee, or any sublessee or other transferee of the Original Tenant’s interest in this Lease. Tenant’s continuing right to the Tenant Sign shall be contingent on the Original Tenant or a Permitted Transferee occupying not less than the entire initial Premises (the “Signage Requirements”). In the event that the Tenant Sign shall be utilized by a Permitted Transferee, all of the terms hereof shall apply (including, without limitation, Landlord’s approval with respect to the size, materials, design and other specifications relating to such Tenant Sign). Notwithstanding anything contained herein to the contrary, in no event shall the Tenant Sign contain any name which relates to an entity which is of a character or reputation, or is associated with a political orientation or faction, which is inconsistent with the quality of the Building, or which would otherwise reasonably offend a landlord of the Comparable Buildings. Tenant shall be responsible for all costs incurred by Tenant in connection with the design, construction, installation, maintenance and repair of the Tenant Sign. At the end of the Lease Term, or upon the failure to comply with the Signage Requirements, Tenant shall remove the Tenant Sign and repair any damage to the Building and Project caused by the installation or removal thereof, at Tenant’s sole cost and expense. If Tenant fails to so remove the Tenant Sign and make any necessary repairs, Landlord shall have the right to do so at Tenant’s expense.

25.5.4 Landlord Leasing Sign. No “For Lease” or “Space Available” sign (a “Leasing Sign”) shall be located on the Building. Landlord may maintain a Leasing Sign at the Project on the side of the Project parking garage, and on the street in front of the Building at ground level.

25.5.5 Other Tenant Signage. Notwithstanding the terms of Section 25.5.3, above, Landlord shall have the right to install building signage identifying other tenants of the Building provided that (i) any such tenant directly leases not less than two (2) full floors of the Building, and (ii) any sign identifying any such tenant is not located on the same side of the Building as the Tenant Sign. There shall not be more than one (1) such sign on the south-east facing side of the Building, and any such sign located on the south-east facing side of the Building shall be installed so that the right hand edge of such sign is positioned as near as is reasonably practicable to the southern most side (i.e., right hand side) of the south-east side of the Building.

25.6 Attorneys’ Fees. In any action or proceeding between the parties, including any appellate or alternative dispute resolution proceeding, the prevailing party may recover from the other party all of its costs and expenses in connection therewith, including reasonable attorneys’ fees and costs. Tenant shall pay all reasonable attorneys’ fees and other fees and costs that Landlord incurs in interpreting or enforcing this Lease or otherwise protecting its rights hereunder (a) where Tenant has failed to pay Rent when due, or (b) in any bankruptcy case, assignment for the benefit of creditors, or other insolvency, liquidation or reorganization proceeding involving Tenant or this Lease.

25.7 Brokers. Tenant represents to Landlord that it has dealt only with Tenant’s Broker as its broker in connection with this Lease, and Landlord represents to Tenant that it has dealt only with Landlord’s Broker as its broker in connection with this Lease. Tenant shall indemnify, defend, and hold Landlord harmless from all claims of any brokers, other than Tenant’s Broker, claiming to have represented Tenant in connection with this Lease. Landlord shall indemnify, defend and hold Tenant harmless from all claims of any brokers, including Landlord’s Broker, claiming to have represented Landlord in connection with this Lease. Tenant acknowledges that any Affiliate of Landlord that is involved in the negotiation of this Lease is representing only Landlord, and that any assistance rendered by any agent or employee of such Affiliate in connection with this Lease or any subsequent amendment or other document related hereto has been or will be rendered as an accommodation to Tenant solely in furtherance of consummating the transaction on behalf of Landlord, and not as agent for Tenant.

25.8 Governing Law; WAIVER OF TRIAL BY JURY. This Lease shall be construed and enforced in accordance with the Laws of the State of California. THE PARTIES WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY LITIGATION ARISING OUT OF OR RELATING TO THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE OR ANY EMERGENCY OR STATUTORY REMEDY.

25.9 Waiver of Statutory Provisions. Each party waives California Civil Code §§ 1932(2) and 1933(4). Tenant waives (a) any rights under (i) California Civil Code §§ 1932(1), 1941, 1942, 1950.7 or any similar Law, or (ii) California Code of Civil Procedure § 1265.130; and (b) any right to terminate this Lease under California Civil Code § 1995.310.

25.10 Interpretation. As used herein, the capitalized term “Section” refers to a section hereof unless otherwise specifically provided herein. As used in this Lease, the terms “herein,” “hereof,” “hereto” and “hereunder” refer to this Lease and the term “include” and its derivatives are not limiting.

Any reference herein to “any part” or “any portion” of the Premises, the Property or any other property shall be construed to refer to all or any part of such property. Wherever this Lease requires Tenant to comply with any Law, rule, regulation, procedure or other requirement or prohibits Tenant from engaging in any particular conduct, this Lease shall be deemed also to require Tenant to cause each of its employees, licensees, invitees and subtenants, and any other party claiming by, through or under Tenant, to comply with such requirement or refrain from engaging in such conduct, as the case may be. Wherever this Lease requires Landlord to provide a customary service or to act in a reasonable manner (whether in incurring an expense, establishing a rule or regulation, providing an approval or consent, or performing any other act), this Lease shall be deemed also to provide that whether such service is customary or such conduct is reasonable shall be determined by reference to the practices of owners of buildings that (i) are comparable to the Building in size, age, class, quality and location, and (ii) at Landlord’s option, have been, or are being prepared to be, certified under the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or a similar rating system. Tenant waives the benefit of any rule that a written agreement shall be construed against the drafting party.

25.11 Entire Agreement. This Lease sets forth the entire agreement between the parties relating to the subject matter hereof and supersedes any previous agreements (none of which shall be used to interpret this Lease). Tenant acknowledges that in entering into this Lease it has not relied upon any representation, warranty or statement, whether oral or written, not expressly set forth herein. This Lease can be modified only by a written agreement signed by both parties.

25.12 Other. Landlord, at its option, may cure any Default, without waiving any right or remedy or releasing Tenant from any obligation, in which event Tenant shall pay Landlord, within five (5) business days after receipt of written demand, the cost of such cure. If any provision hereof is void or unenforceable, no other provision shall be affected. Submission of this instrument for examination or signature by Tenant does not constitute an option or offer to lease, and this instrument is not binding until it has been executed and delivered by both parties. If Tenant is comprised of two or more parties, their obligations shall be joint and several. Time is of the essence with respect to the performance of every provision hereof in which time of performance is a factor. So long as Tenant performs its obligations hereunder, Tenant shall have peaceful and quiet possession of the Premises against any party claiming by, through or under Landlord, subject to the terms hereof. Landlord may transfer its interest herein, in which event upon execution by the transferee of a written agreement to assume all obligations of Landlord under this Lease, and Landlord shall transfer to the transferee of the L/C or other security held by Landlord or return of the L/C or other security to Tenant (in which case Tenant shall be obligated to provide a new L/C or other security to the transferee landlord in compliance with the terms of this Lease) Landlord shall be released from, Tenant shall look solely to the transferee for the performance of, and the transferee shall be deemed to have assumed, all of Landlord’s obligations arising hereunder after the date of such transfer (including the return of any Security Deposit) and Tenant shall attorn to the transferee. Landlord reserves all rights not expressly granted to Tenant hereunder, including the right to make alterations to the Project, provided such alterations do not have an adverse effect on Tenant’s access or parking rights or materially interfere with Tenant’s use of and access to of the Premises. No rights to any view or to light or air over any property are granted to Tenant hereunder. The expiration or termination hereof shall not relieve either party of any obligation that accrued before, or continues to accrue after, such expiration or termination.

[SIGNATURES ARE ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord (each of Carr and 3975 Freedom) and Tenant have caused this Lease to be executed the day and date first above written.

LANDLORD:

“Carr:”

CARR NP PROPERTIES, L.L.C., a Delaware limited liability company

By:	/s/ John Moe
Name:	John Moe
Title:	Managing Director

“3975 Freedom:”

3975 FREEDOM CIRCLE DRIVE LLC, a Delaware limited liability company

By:	/s/ John Moe
Name:	John Moe
Title:	Managing Director

TENANT:

NETLOGIC MICROSYSTEMS, INC., a Delaware corporation

By:	/s/ Ronald Jankov
Name:	Ronald Jankov
Title:	President and CEO
[chairman][president][vice-president]

By:	/s/ Mike Tate
Name:	Mike Tate
Title:	Vice President and CFO
[secretary][assistant secretary][chief financial officer][assistant treasurer]

EXHIBIT A

MISSION TOWERS I

OUTLINE OF PREMISES

EXHIBIT A

EXHIBIT A

EXHIBIT A

EXHIBIT A

EXHIBIT A

EXHIBIT B

MISSION TOWERS I

As used in this Exhibit B (this “Work Letter”), the following terms shall have the following meanings: “Agreement” means the Lease of which this Work Letter is a part. “Tenant Improvements” means all improvements to be constructed in the Premises pursuant to this Work Letter. “Tenant Improvement Work” means the construction of the Tenant Improvements, together with any related work (including demolition) that is necessary to construct the Tenant Improvements.

1 Intentionally Omitted.

2 PLANS.

2.1 Preliminary Drawings. Landlord and Tenant acknowledge that they have approved the preliminary construction drawings (the “Preliminary Drawings”) dated February 26, 2010, prepared by Landlord’s architect, Aai Design (the “Architect”).

2.2 Approved Construction Drawings. Promptly following the execution of this Lease, Landlord shall cause Architect to prepare a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is complete to allow subcontractors to bid on the work and to obtain all applicable permits, including all engineering construction documents and specifications relating to the structural, mechanical, electrical, plumbing, HVAC, lifesafety, and sprinkler work in the Premises (the “Construction Documents”), which Construction Documents shall be a natural evolution of the Preliminary Drawings. All Construction Documents shall comply with reasonable industry standard drawing formats and specifications, and shall be subject to Tenant’s reasonable approval. Landlord shall be responsible for ensuring (x) that all elements of the design of the Approved Construction Drawings comply with applicable law, and (y) that no Tenant Improvement impairs any system or structural component of the Building. Tenant shall be responsible for ensuring that the Approved Construction Drawings are suitable for Tenant’s use of the Premises. The Construction Documents, as finally approved by Landlord and Tenant, shall be referred to herein as the “Approved Construction Drawings”).

2.3 [Intentionally Omitted.].

2.4 Drawings and Permits. Landlord shall submit the Approved Construction Drawings to the appropriate municipal authorities and otherwise apply for and obtain from such authorities all permits necessary to enable the Contractor (defined in Section 3.1 below) to complete the Tenant Improvement Work (the “Permits”).

2.5 Time Deadlines. Tenant acknowledges that time is of the essence in the completion of the Construction Documents. Tenant shall use due diligence and reasonable efforts to cooperate with Landlord and the Architect in providing any and all information reasonably requested by Landlord or Architect in connection with the preparation of the Construction Documents. Tenant shall respond to any written request for information or approval with respect to any portion of the Construction Documents within one (1) business day. Landlord shall deliver any such written request for information or approval to each of (i) Roland Cortes,             (ii) Michael Tate, and (iii) Abe Korgav.

EXHIBIT B

3 CONSTRUCTION.

3.1 Contractor. A contractor designated by Landlord (the “Contractor”) shall perform the Tenant Improvement Work. In addition, Landlord may select and/or approve of any subcontractors, mechanics and materialmen used in connection with the performance of the Tenant Improvement Work.

3.2 Cost of Tenant Improvement Work. Except as provided in Section 3.3.3 and 3.3.4, below, the Tenant Improvement Work shall be performed at Landlord’s expense.

3.3 Construction.

3.3.1 Over-Allowance Amount. [Intentionally Omitted.]

3.3.2 Landlord’s Retention of Contractor. Landlord shall independently retain the Contractor to perform the Tenant Improvement Work in accordance with the Approved Construction Drawings.

3.3.3 Revisions to Approved Construction Drawings. If Tenant requests Landlord’s approval of any revision to the Approved Construction Drawings, Landlord shall provide Tenant with notice approving or reasonably disapproving such revision, and, if Landlord approves such revision, Landlord shall provide Tenant with notice of any resulting change in the cost of the Tenant Improvement Work, within five (5) business days after the later of Landlord’s receipt of such request (together with the proposed revision) or the mutual execution and delivery of this Agreement if such revision is not material, and within such longer period of time as may be reasonably necessary (but not more than 10 business days after the later of such receipt or such execution and delivery) if such revision is material, whereupon Tenant, within one business day, shall notify Landlord whether it desires to proceed with such revision. If Landlord has commenced performance of the Tenant Improvement Work, then, in the absence of such authorization, Landlord shall have the option to continue such performance disregarding such revision. Tenant shall reimburse Landlord, immediately upon demand, for any increase in the cost of the Tenant Improvement Work that results from such revision. It shall be deemed reasonable for Landlord to disapprove any proposed revision to the Approved Construction Drawings that, in Landlord’s reasonable judgment, would fail to comply with Law or Landlord’s requirements for avoiding aesthetic, engineering or other conflicts with the design and function of the balance of the Building.

3.3.4 Tenant Alternates. Tenant acknowledges that Tenant has requested certain additions to the originally contemplated construction of the Premises, and that Tenant shall bear the cost of those items (the “Tenant Alternates”), regardless of whether the same are shown on the Space Plan. The Tenant Alternates consist of (i) any insulation other than insulation in the walls of the “board room”, all conference rooms, laboratory areas, computer server room, and the individual offices of the CEO, CFO and EVPs (in which areas wall insulation, including insulation in the wall of the one office that extend to the floor slab of the next floor, will be at Landlord’s cost), (ii) any insulation in the ceilings of any of the areas set out in the preceding item (i), (iii) locks for individual offices, (iv) up to $28,000.00 toward the cost of the Tenant HVAC System (which amount shall be based on the cost incurred to increase the capacity of such system from 53 tons to 60 tons, as reasonably determined by the Contractor), (v) all Tenant specific data cabling in the laboratory and server areas of the Premises, (vi) any fiber optic installations made in the Building on Tenant’s behalf, and (vi) the cost for any new UPS system in the Premises (Landlord acknowledges that Tenant shall have the right to use the existing UPS system in the Premises at no cost to Tenant.)

EXHIBIT B

4 COMPLETION.

4.1 Ready for Occupancy. For purposes of Section 1.3.2 of this Agreement, the Premises shall be deemed “Ready for Occupancy” upon the substantial completion of the Tenant Improvement Work. Subject to Section 4.2 below, the Tenant Improvement Work shall be deemed to be “substantially complete” upon the completion of the Tenant Improvement Work pursuant to the Approved Construction Drawings (as reasonably determined by Landlord), with the exception of any details of construction, mechanical adjustment or any other similar matter the non-completion of which does not materially interfere with Tenant’s use of the Premises.

4.2 Tenant Delay. If the substantial completion of the Tenant Improvement Work is delayed (a “Tenant Delay”) as a result of (a) any failure of Tenant to comply with its obligations under Section 2.5 of this Tenant Work Letter; (b) any breach by Tenant of this Work Letter or the Lease; (c) any change (or Tenant’s request for Landlord’s approval of any change) in the Approved Construction Drawings (except to the extent such delay results from any failure of Landlord to comply with its obligations under Section 3.3.3 above); or (d) any other act or omission of Tenant or any of its agents, employees or representatives that results in a delay in the substantial completion of the Tenant Improvement Work, then, notwithstanding any contrary provision of this Agreement, and regardless of when the Tenant Improvement Work is actually substantially completed, the Tenant Improvement Work shall be deemed to be substantially completed on the date on which the Tenant Improvement Work would have been substantially completed if no such Tenant Delay had occurred.

4.3 Early Access. Landlord and its Contractor shall reasonably cooperate with Tenant to allow Tenant to access the Premises prior to the substantial completion of the same, which access may commence as soon as reasonable practicable provided that no such access shall interfere with or delay the completion of the Tenant Improvement Work. Such prior access may be used by Tenant for the installation of furniture, fixtures and equipment in the Premises.

5 MISCELLANEOUS. Notwithstanding any contrary provision of this Agreement, if Tenant defaults under this Agreement before the Tenant Improvement Work is completed, Landlord’s obligations under this Work Letter shall be excused until such default is cured and Tenant shall be responsible for any resulting delay in the completion of the Tenant Improvement Work. This Work Letter shall not apply to any space other than the Premises.

EXHIBIT B

EXHIBIT C

MISSION TOWERS I

CONFIRMATION LETTER

, 20
To:

Re: Office Lease (the “Lease”) dated             , 20    , between                             , a                              (“Landlord”), and                             , a                              (“Tenant”), concerning Suite                              on the                              floor of the building located at                             ,                              California.

Lease ID:
Business Unit Number:

Dear                     :

In accordance with the Lease, Tenant accepts possession of the Premises and confirms the following:

1.	The Commencement Date is and the Expiration Date is .

2.	The exact number of rentable square feet within the Premises is square feet, subject to Section 2.1.1 of the Lease.

3.	Tenant’s Share, based upon the exact number of rentable square feet within the Premises, is %, subject to Section 2.1.1 of the Lease.

Please acknowledge the foregoing by signing all three (3) counterparts of this letter in the space provided below and returning two (2) fully executed counterparts to my attention. Please note that, pursuant to Section 2.1.1 of the Lease, if Tenant fails to execute and return (or, by notice to Landlord, reasonably object to) this letter within five (5) days after receiving it, Tenant shall be deemed to have executed and returned it without exception.

“Landlord”:

,
a

By:
Name:
Title:

EXHIBIT C

Agreed and Accepted as of , 200 .

“Tenant”:

,
a

By:
Name:
Title:

EXHIBIT C

EXHIBIT D

MISSION TOWERS I

RULES AND REGULATIONS

Tenant shall comply with the following rules and regulations (as modified or supplemented from time to time, the “Rules and Regulations”). Landlord shall not be responsible to Tenant for the nonperformance of any of the Rules and Regulations by any other tenants or occupants of the Project. In the event of any conflict between the Rules and Regulations and the other provisions of this Lease, the latter shall control.

1. Intentionally Omitted.

2. All doors opening to public corridors shall be kept closed at all times except for normal ingress and egress to the Premises, except on floors on which Tenant is the sole tenant.

3. Landlord may close and keep locked all entrance and exit doors of the Building during such hours as are customary for comparable buildings in the vicinity of the Building. Tenant shall cause its employees, agents, contractors, invitees and licensees who use Building doors during such hours to securely close and lock them after such use. Any person entering or leaving the Building during such hours, or when the Building doors are otherwise locked, may be required to sign the Building register, and access to the Building may be refused unless such person has proper identification or has a previously arranged access pass. Landlord will furnish passes to persons for whom Tenant requests them. Tenant shall be responsible for all persons for whom Tenant requests passes and shall be liable to Landlord for all acts of such persons. Landlord and its agents shall not be liable for damages for any error with regard to the admission or exclusion of any person to or from the Building. In case of invasion, mob, riot, public excitement or other commotion, Landlord may prevent access to the Building or the Project during the continuance thereof by any means it deems appropriate for the safety and protection of life and property.

4. Bulky items of furniture, freight or equipment delivered on a dolly or hand cart shall be brought into the Building using the freight elevator. All moving activity into or out of the Building requiring extensive use of the freight elevator shall be scheduled with Landlord and done only at such time and in such manner as Landlord reasonably designates. Landlord may prescribe the weight, size and position of all safes and other heavy property brought into the Building and also the times and manner of moving the same in and out of the Building. Safes and other heavy objects shall, if considered necessary by Landlord, stand on supports of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such safe or property. Any damage to the Building, its contents, occupants or invitees resulting from Tenant’s moving or maintaining any such safe or other heavy property shall be the sole responsibility and expense of Tenant (notwithstanding Sections 7 and 10.4 of this Lease).

5. Intentionally Omitted.

6. Employees of Landlord shall not perform any work or do anything outside their regular duties unless under special instructions from Landlord.

EXHIBIT D

7. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by Tenant on any part of the Premises or the Building without Landlord’s prior consent. Tenant shall not disturb, solicit, peddle or canvass any occupant of the Project.

8. The toilet rooms, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance shall be thrown therein. Notwithstanding Sections 7 and 10.4 of this Lease, Tenant shall bear the expense of any breakage, stoppage or damage resulting from any violation of this rule by Tenant or any of its employees, agents, contractors, invitees or licensees.

9. Tenant shall not overload the floor of the Premises, or mark, drive nails or screws or drill into the partitions, woodwork or drywall of the Premises, or otherwise deface the Premises, without Landlord’s prior consent, except for hanging decorative items or installing shelves or other customary storage units typical of office buildings. Tenant shall not purchase maintenance or other like services from any person not approved by Landlord, which approval shall not be unreasonably withheld.

10. Except for vending machines intended for the sole use of Tenant’s employees and invitees, no vending machine or machines other than fractional horsepower office machines shall be installed, maintained or operated in the Premises without Landlord’s prior consent.

11. No inflammable, explosive or dangerous fluids or substances shall be used or kept by Tenant in the Premises or about the Project, except for such substances as are typically found in similar premises used for the Permitted Uses and are being used by Tenant in a safe manner and in accordance with all Laws. Without limiting the foregoing, Tenant shall not, without Landlord’s prior consent, use, store, install, disturb, spill, remove, release or dispose of, within or about the Premises or any other portion of the Project, any asbestos-containing materials or any solid, liquid or gaseous material now or subsequently considered toxic or hazardous under the provisions of 42 U.S.C. Section 9601 et seq. or any other applicable environmental Law. Tenant shall comply with all Laws pertaining to and governing the use of these materials by Tenant and shall remain solely liable for the costs of abatement and removal. No burning candle or other open flame shall be ignited or kept by Tenant in the Premises or about the Project.

12. Tenant shall not, without Landlord’s prior consent, use any method of heating or air conditioning other than that supplied by Landlord.

13. Tenant shall not use or keep any foul or noxious gas or substance in or on the Premises, or occupy or use the Premises in a manner offensive or objectionable to Landlord or other occupants of the Project by reason of noise, odors or vibrations, or unreasonably interfere with other occupants or those having business therein, whether by the use of any musical instrument, radio, CD player or otherwise. Tenant shall not throw anything out of doors, windows or skylights or down passageways.

14. Tenant shall not bring into or keep within the Project, the Building or the Premises any animals (other than service animals), birds, aquariums, or, except in areas designated by Landlord, bicycles or other vehicles.

15. No cooking shall be done in the Premises, nor shall the Premises be used for lodging, for living quarters or sleeping apartments, or for any improper, objectionable or immoral purposes. Notwithstanding the foregoing, Underwriters’ laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea, hot chocolate and similar beverages for employees and invitees, provided that such use complies with all Laws.

EXHIBIT D

16. The Premises shall not be used for manufacturing. Tenant shall not occupy the Premises as an office for a messenger-type operation or dispatch office, public stenographer or typist, or for the manufacture or sale of liquor, narcotics or tobacco, or as a medical office, a barber or manicure shop, or an employment bureau, without Landlord’s prior consent.

17. Landlord may exclude from the Project any person who, in Landlord’s reasonable judgment, is intoxicated or under the influence of liquor or drugs, or who violates any of these Rules and Regulations.

18. Tenant shall not loiter in or on the entrances, corridors, sidewalks, lobbies, courts, halls, stairways, elevators, vestibules or any Common Areas for the purpose of smoking tobacco products or for any other purpose, nor in any way obstruct such areas, and shall use them only as a means of ingress and egress for the Premises.

19. Tenant shall not waste electricity, water or air conditioning, shall cooperate with Landlord to ensure the most effective operation of the Building’s heating and air conditioning system, and shall not attempt to adjust any controls. Tenant shall install and use in the Premises only ENERGY STAR rated equipment, where available. Tenant shall use recycled paper in the Premises to the extent consistent with its business requirements.

20. Tenant shall store all its trash and garbage inside the Premises. No material shall be placed in the trash or garbage receptacles if, under Law, it may not be disposed of in the ordinary and customary manner of disposing of trash and garbage in the vicinity of the Building. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes at such times as Landlord shall designate. Tenant shall comply with Landlord’s recycling program, if any.

21. Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

22. Any persons employed by Tenant to do janitorial work shall be subject to Landlord’s prior consent (which shall not be unreasonably withheld, conditioned or delayed) and, while in the Building and outside of the Premises, shall be subject to the control and direction of the Building manager (but not as an agent or employee of such manager or Landlord), and Tenant shall be responsible for all acts of such persons.

23. No awning or other projection shall be attached to the outside walls of the Building without Landlord’s prior consent. Other than Landlord’s Building-standard window coverings, no curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises. All electrical ceiling fixtures hung in the Premises or spaces along the perimeter of the Building must be fluorescent and/or of a quality, type, design and a warm white bulb color approved in advance by Landlord. Neither the interior nor exterior of any windows shall be coated or otherwise sunscreened without Landlord’s prior consent. Tenant shall abide by Landlord’s regulations concerning the opening and closing of window coverings.

24. Tenant shall not obstruct any sashes, sash doors, skylights, windows or doors that reflect or admit light or air into the halls, passageways or other public places in the Building, nor shall Tenant place any bottles, parcels or other articles on the windowsills.

25. Tenant must comply with reasonable requests by Landlord concerning the informing of their employees matters affecting the health or safety of employees, or the use or access of the Project or Building.

EXHIBIT D

26. Tenant must comply with the State of California “No-Smoking” law set forth in California Labor Code Section 6404.5 and with any local “No-Smoking” ordinance that is not superseded by such law.

27. Tenant shall cooperate in any reasonable safety or security program developed by Landlord or required by Law.

28. All office equipment of an electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord, to absorb or prevent any vibration, noise or annoyance.

29. Tenant shall not use any hand trucks except those equipped with rubber tires and rubber side guards.

30. No auction, liquidation, fire sale, going-out-of-business or bankruptcy sale shall be conducted in the Premises without Landlord’s prior consent.

31. Without Landlord’s prior consent, which shall not be unreasonably withheld, Tenant shall not use the name of the Project or Building or use pictures or illustrations of the Project or Building in advertising or other publicity or for any purpose other than as the address of the business to be conducted by Tenant in the Premises.

Landlord may from time to time modify or supplement these Rules and Regulations in a manner that, in Landlord’s reasonable judgment, is appropriate for the management, safety, care and cleanliness of the Premises, the Building, the Common Areas and the Project, for the preservation of good order therein, and for the convenience of other occupants and tenants thereof. Landlord may waive any of these Rules and Regulations for the benefit of any tenant, but no such waiver shall be construed as a waiver of such Rule and Regulation in favor of any other tenant nor prevent Landlord from thereafter enforcing such Rule and Regulation against any tenant.

EXHIBIT D

EXHIBIT E

MISSION TOWERS I

JUDICIAL REFERENCE

IF (AND ONLY IF) THE JURY-WAIVER PROVISIONS OF SECTION 25.7 OF THIS LEASE ARE NOT ENFORCEABLE UNDER CALIFORNIA LAW, THE PROVISIONS SET FORTH BELOW SHALL APPLY.

It is the desire and intention of the parties to agree upon a mechanism and procedure under which controversies and disputes arising out of this Lease or related to the Premises will be resolved in a prompt and expeditious manner. Accordingly, except with respect to actions for unlawful or forcible detainer or with respect to the prejudgment remedy of attachment, any action, proceeding or counterclaim brought by either party hereto against the other (and/or against its officers, directors, employees, agents or subsidiaries or affiliated entities) on any matters arising out of or in any way connected with this Lease, Tenant’s use or occupancy of the Premises and/or any claim of injury or damage, whether sounding in contract, tort, or otherwise, shall be heard and resolved by a referee under the provisions of the California Code of Civil Procedure, Sections 638 — 645.1, inclusive (as same may be amended, or any successor statute(s) thereto) (the “Referee Sections”). Any fee to initiate the judicial reference proceedings and all fees charged and costs incurred by the referee shall be paid by the party initiating such procedure (except that if a reporter is requested by either party, then a reporter shall be present at all proceedings where requested and the fees of such reporter – except for copies ordered by the other parties – shall be borne by the party requesting the reporter); provided however, that allocation of the costs and fees, including any initiation fee, of such proceeding shall be ultimately determined in accordance with Section 25.5 of this Lease. The venue of the proceedings shall be in the county in which the Premises is located. Within 10 days of receipt by any party of a request to resolve any dispute or controversy pursuant to this Exhibit E, the parties shall agree upon a single referee who shall try all issues, whether of fact or law, and report a finding and judgment on such issues as required by the Referee Sections. If the parties are unable to agree upon a referee within such 10-day period, then any party may thereafter file a lawsuit in the county in which the Premises is located for the purpose of appointment of a referee under the Referee Sections. If the referee is appointed by the court, the referee shall be a neutral and impartial retired judge with substantial experience in the relevant matters to be determined, from Jams/Endispute, Inc., ADR Services, Inc. or a similar mediation/arbitration entity approved by each party in its sole and absolute discretion. The proposed referee may be challenged by any party for any of the grounds listed in the Referee Sections. The referee shall have the power to decide all issues of fact and law and report his or her decision on such issues, and to issue all recognized remedies available at law or in equity for any cause of action that is before the referee, including an award of attorneys’ fees and costs in accordance with this Lease. The referee shall not, however, have the power to award punitive damages, nor any other damages that are not permitted by the express provisions of this Lease, and the parties waive any right to recover any such damages. The parties may conduct all discovery as provided in the California Code of Civil Procedure, and the referee shall oversee discovery and may enforce all discovery orders in the same manner as any trial court judge, with rights to regulate discovery and to issue and enforce subpoenas, protective orders and other limitations on discovery available under California Law. The reference proceeding shall be conducted in accordance with California Law (including the rules of evidence), and in all regards, the referee shall follow California Law applicable at the time of the reference proceeding. The parties shall promptly and diligently cooperate with one another and the referee, and shall perform such acts as may be necessary to obtain a prompt and expeditious resolution of the dispute or controversy in accordance with the terms of this Exhibit E. In this regard, the parties agree that the parties and the referee shall use best efforts to ensure that (a) discovery be conducted for a period no longer than

EXHIBIT E

6 months from the date the referee is appointed, excluding motions regarding discovery, and (b) a trial date be set within 9 months of the date the referee is appointed. In accordance with Section 644 of the California Code of Civil Procedure, the decision of the referee upon the whole issue must stand as the decision of the court, and upon the filing of the statement of decision with the clerk of the court, or with the judge if there is no clerk, judgment may be entered thereon in the same manner as if the action had been tried by the court. Any decision of the referee and/or judgment or other order entered thereon shall be appealable to the same extent and in the same manner that such decision, judgment, or order would be appealable if rendered by a judge of the superior court in which venue is proper hereunder. The referee shall in his/her statement of decision set forth his/her findings of fact and conclusions of law. The parties intend this general reference agreement to be specifically enforceable in accordance with the Code of Civil Procedure. Nothing in this Exhibit E shall prejudice the right of any party to obtain provisional relief or other equitable remedies from a court of competent jurisdiction as shall otherwise be available under the Code of Civil Procedure and/or applicable court rules.

EXHIBIT E

EXHIBIT F

MISSION TOWERS I

ADDITIONAL PROVISIONS

1. Option Term.

1.1 Option Right. Landlord hereby grants to the originally named Tenant herein (the “Original Tenant”) and any “Permitted Transferee”, or their respective “Affiliates” as those terms are defined in Section 14.8 of the Lease, two (2) options to extend the Lease Term for a period of five (5) years each (each, an “Option Term”). The option to extend shall be exercisable only by notice delivered by Tenant to Landlord as provided in Section 1.3, below, provided that, as of the date of delivery of such notice, Tenant is not in default under this Lease (beyond the expiration of any applicable notice and cure period expressly set forth in this Lease). Upon the proper exercise of the option to extend, and provided that, at Landlord’s option, as of the end of the initial Lease Term or Option Term, as applicable, Tenant is not in default under this Lease (beyond the expiration of any applicable notice and cure period expressly set forth in this Lease), the Lease Term shall be extended for a period of five (5) years. The rights contained in this Section 1 shall be personal to the Original Tenant and any Permitted Transferee or Affiliate and may only be exercised by such entity (and not any other assignee or sublessee or “Transferee,” as that term is defined in Section 14.1, below, of Tenant’s interest in this Lease) if such entity occupies the entire Premises. In the event that Tenant fails to timely and appropriately exercise its option to extend in accordance with the terms of this Section 1, then the option to extend granted to Tenant pursuant to the terms of this Section 1 shall automatically terminate and shall be of no further force or effect.

1.2 Option Rent. The Rent payable by Tenant during the first (1st) Option Term shall be equal to ninety-five percent (95%) of the “Market Rent,” as that term is defined in Exhibit G, attached hereto, and the Rent payable by Tenant during the second (2nd) Option Term shall be equal to one hundred percent (100%) of the Market Rent, in each case as such Market Rent is determined pursuant to Exhibit G, attached hereto (such rent payable during any Option Term, the “Option Rent”). The calculation of the “Market Rent” shall be derived from a review of, and comparison to, the “Net Equivalent Lease Rates” of the “Comparable Transactions,” as provided for in Exhibit F, and, thereafter, the Market Rent shall be stated as a “Net Equivalent Lease Rate” for the Option Term.

1.3 Exercise of Option. The option contained in this Section 1 shall be exercised by Tenant, if at all, and only in the following manner: (i) Tenant shall deliver written notice (the “Option Interest Notice”) to Landlord not more than twelve (12) months nor less than nine (9) months prior to the expiration of the initial Lease Term, stating that Tenant is interested in exercising its option; (ii) Landlord shall, within thirty (30) days following Landlord’s receipt of the Option Interest Notice, deliver notice (the “Option Rent Notice”) to Tenant setting forth the Option Rent; and (iii) if Tenant wishes to exercise such option, Tenant shall, on or before the date occurring fifteen (15) days after Tenant’s receipt of the Option Rent Notice, deliver written notice thereof to Landlord, and upon, and concurrent with, such exercise, Tenant may, at its option, accept or reject the Option Rent set forth in the Option Rent Notice. If Tenant exercises its option to extend the Lease but fails to accept or reject the Option Rent set forth in the Option Rent Notice, then Tenant shall be deemed to have accepted the Option Rent set forth in the Option Rent Notice.

EXHIBIT F

1.4 Determination of Option Rent. In the event Tenant timely and appropriately exercises its option to extend the Lease but rejects the Option Rent set forth in the Option Rent Notice pursuant to Section 1.3, above, then Landlord and Tenant shall attempt to agree upon the Option Rent using their best good-faith efforts. If Landlord and Tenant fail to reach agreement upon the Option Rent applicable to the Option Term on or before the date that is ninety (90) days prior to the expiration of the initial Lease Term (the “Outside Agreement Date”), then Tenant shall have the right, by delivering written notice to Landlord (“Tenant’s Arbitration Notice”), no later than fifteen (15) days following the Outside Agreement Date, to have the Option Rent determined by arbitration. In the event that Tenant fails to timely and appropriate exercise its right to have the Option Rent determined by arbitration as required pursuant to the terms of this Section 1.4, then the option right granted to Tenant pursuant to this Section 1 shall automatically terminate and be of no further force or effect. In the event Tenant timely and appropriately exercises its right to arbitrate the determination of the Option Rent, then each party shall thereafter make a separate determination of the Option Rent, within five (5) days of Landlord’s receipt of Tenant’s Arbitration Notice, and such determinations shall be submitted to arbitration in accordance with Sections 1.4.1 through 1.4.4, below.

1.4.1 Landlord and Tenant shall each appoint one arbitrator who shall by profession be a MAI appraiser, real estate broker or real estate lawyer who shall have been active over the five (5) year period ending on the date of such appointment in the appraising and/or leasing of first class office properties in the vicinity of the Building. The determination of the arbitrators shall be limited solely to the issue area of whether Landlord’s or Tenant’s submitted Option Rent is the closest to the actual Option Rent as determined by the arbitrators, taking into account the requirements of Section 1.2 of this Lease. Each such arbitrator shall be appointed within fifteen (15) days after the Outside Agreement Date. Landlord and Tenant may consult with their selected arbitrators prior to appointment and may select an arbitrator who is favorable to their respective positions (including an arbitrator who has previously represented Landlord and/or Tenant, as applicable). The arbitrators so selected by Landlord and Tenant shall be deemed “Advocate Arbitrators.”

1.4.2 The two Advocate Arbitrators so appointed shall be specifically required pursuant to an engagement letter within ten (10) days of the date of the appointment of the last appointed Advocate Arbitrator to agree upon and appoint a third arbitrator (“Neutral Arbitrator”) who shall be qualified under the same criteria set forth hereinabove for qualification of the two Advocate Arbitrators except that (i) neither the Landlord or Tenant or either parties’ Advocate Arbitrator may, directly or indirectly, consult with the Neutral Arbitrator prior or subsequent to his or her appearance, and (ii) the Neutral Arbitrator cannot be someone who has represented Landlord and/or Tenant during the five (5) year period prior to such appointment. The Neutral Arbitrator shall be retained via an engagement letter jointly prepared by Landlord’s counsel and Tenant’s counsel.

1.4.3 Within ten (10) days following the appointment of the Arbitrator, Landlord and Tenant shall enter into an arbitration agreement (the “Arbitration Agreement”) which shall set forth the following:

1.4.3.1 Each of Landlord’s and Tenant’s best and final and binding determination of the Option Rent exchanged by the parties pursuant to Section 1.4, above;

1.4.3.2 An agreement to be signed by the Neutral Arbitrator, the form of which agreement shall be attached as an exhibit to the Arbitration Agreement, whereby the Neutral Arbitrator shall agree to undertake the arbitration and render a decision in accordance with the terms of this Lease, as modified by the Arbitration Agreement, and shall require the Neutral Arbitrator to demonstrate to the reasonable satisfaction of the parties that the Neutral Arbitrator has no conflicts of interest with either Landlord or Tenant;

EXHIBIT F

1.4.3.3 Instructions to be followed by the Neutral Arbitrator when conducting such arbitration;

1.4.3.4 That Landlord and Tenant shall each have the right to submit to the Neutral Arbitrator (with a copy to the other party), on or before the date that occurs fifteen (15) days following the appointment of the Neutral Arbitrator, an advocate statement (and any other information such party deems relevant) prepared by or on behalf of Landlord or Tenant, as the case may be, in support of Landlord’s or Tenant’s respective determination of Option Rent (the “Briefs”);

1.4.3.5 That within five (5) business days following the exchange of Briefs, Landlord and Tenant shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s Brief (the “First Rebuttals”); provided, however, such First Rebuttals shall be limited to the facts and arguments raised in the other party’s Brief and shall identify clearly which argument or fact of the other party’s Brief is intended to be rebutted;

1.4.3.6 That within five (5) business days following the parties’ receipt of each other’s First Rebuttal, Landlord and Tenant, as applicable, shall each have the right to provide the Neutral Arbitrator (with a copy to the other party) with a written rebuttal to the other party’s First Rebuttal (the “Second Rebuttals”); provided, however, such Second Rebuttals shall be limited to the facts and arguments raised in the other party’s First Rebuttal and shall identify clearly which argument or fact of the other party’s First Rebuttal is intended to be rebutted;

1.4.3.7 The date, time and location of the arbitration, which shall be mutually and reasonably agreed upon by Landlord and Tenant, taking into consideration the schedules of the Neutral Arbitrator, the Advocate Arbitrators, Landlord and Tenant, and each party’s applicable consultants, which date shall in any event be within forty-five (45) days following the appointment of the Neutral Arbitrator;

1.4.3.8 That no discovery shall take place in connection with the arbitration, other than to verify the factual information that is presented by Landlord or Tenant;

1.4.3.9 That the Neutral Arbitrator shall not be allowed to undertake an independent investigation or consider any factual information other than presented by Landlord or Tenant, except that the Neutral Arbitrator shall be permitted to visit the Project and the buildings containing the Comparable Transactions;

1.4.3.10 The specific persons that shall be allowed to attend the arbitration;

1.4.3.11 Tenant shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours (“Tenant’s Initial Statement”);

1.4.3.12 Following Tenant’s Initial Statement, Landlord shall have the right to present oral arguments to the Neutral Arbitrator at the arbitration for a period of time not to exceed three (3) hours (“Landlord’s Initial Statement”);

1.4.3.13 Following Landlord’s Initial Statement, Tenant shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Landlord (“Tenant’s Rebuttal Statement”);

EXHIBIT F

1.4.3.14 Following Tenant’s Rebuttal Statement, Landlord shall have up to two (2) additional hours to present additional arguments and/or to rebut the arguments of Tenant (“Landlord’s Rebuttal Statement”);

1.4.3.15 That, not later than ten (10) days after the date of the arbitration, the Neutral Arbitrator shall render a decision (the “Ruling”) indicating whether Landlord’s or Tenant’s submitted Option Rent is closer to the Option Rent;

1.4.3.16 That following notification of the Ruling, Landlord’s or Tenant’s submitted Option Rent determination, whichever is selected by the Neutral Arbitrator as being closer to the Option Rent shall become the then applicable Option Rent; and

1.4.3.17 That the decision of the Neutral Arbitrator shall be binding on Landlord and Tenant.

If a date by which an event described in Section 1.4.3, above, is to occur falls on a weekend or a holiday, the date shall be deemed to be the next business day.

1.4.4 In the event that the Option Rent shall not have been determined pursuant to the terms hereof prior to the commencement of the Option Term, Tenant shall be required to pay the Option Rent initially provided by Landlord to Tenant, and upon the final determination of the Option Rent, the payments made by Tenant shall be reconciled with the actual amounts due, and the appropriate party shall make any corresponding payment to the other party.

2. Expansion Right. During the first two (2) years of the Term, Tenant shall have the right to lease one, two or three full floors of the “Expansion Space”, as defined below, by delivering written notice to Landlord (the “Expansion Exercise Notice”), which Expansion Exercise Notice shall set forth those portions of the Expansion Space that Tenant desires to Lease (which shall be in full contiguous floor increments, and contiguous with the Premises). As used herein, the term “Expansion Space” shall mean all of the rentable area on the 6th, 7th and 8th floors of the Building. Upon Tenant’s delivery to Landlord of the Expansion Exercise Notice, Landlord and Tenant shall promptly design and mutually approve improvements to be constructed in the applicable Expansion Space, which improvements shall be substantially similar to those constructed on the 9th floor of the Premises. The terms of Section 2 of the Tenant Work Letter shall apply to such design. Following the mutual approval of the Construction Documents applicable to the Expansion Space, Landlord shall construct improvements in the Expansion Space in accordance with such Construction Documents and the applicable provisions of the Tenant Work Letter. The cost of such construction shall be borne by Tenant, provided that Landlord shall grant Tenant an improvement allowance with respect thereto (the “Expansion Allowance”) in an amount equal to the product of (i) $42.00 per rentable square foot of the applicable Expansion Space, and (ii) a fraction, the numerator of which is the remaining number of months in the Term as of the date of Tenant’s delivery of the Expansion Exercise Notice, and the denominator of which is 96 (provided that in no event shall the Expansion Allowance be less than $35.00 per rentable square foot of the applicable Expansion Space). Any amounts owed by Tenant in connection with the construction of improvements in the Expansion Space (i.e., those amounts in excess of the Expansion Allowance) shall be paid by Tenant to Landlord within thirty (30) days after invoice. The applicable portion of the Expansion Space shall be added to the Premises on the terms set forth in this Section 2. Landlord shall deliver the Expansion Space to Tenant promptly following the substantial completion of the improvements therein.

2.1 Amendment to Lease. If Tenant timely exercises its right to lease the Expansion Space as set forth herein, then Landlord and Tenant shall promptly execute an amendment adding such Expansion Space to this Lease upon the same terms and conditions as the initial Premises,

EXHIBIT F

except as otherwise set forth in this Section 2. For purposes of calculating Tenant’s obligations under Article 4 of this Lease, Tenant’s Share shall be increased by an the percentage obtained by dividing the rentable square footage of the Expansion Space leased by Tenant by the total rentable square footage of the Building. All provisions of the Lease which vary based upon the rentable and usable square footage of the Premises shall be adjusted to reflect the addition of such Expansion Space to the Premises. Tenant shall commence payment of the Expansion Rent to Landlord and the term of the Expansion Space shall commence upon that date (the “Expansion Space Commencement Date”) which is the earlier to occur of (i) the date upon which Tenant first commences to conduct business in the Expansion Space, and (ii) the date the Expansion Space is Ready for Occupancy (subject to the terms of Section 4.2 of the Tenant Work Letter). The lease term of the Expansion Space shall expire on the Lease Expiration Date.

2.2 Landlord Requirement of Early Exercise of Expansion Right. At any time prior to Tenant’s delivery of the Expansion Exercise Notice, Landlord shall have the right to inform Tenant that Landlord is in the process of negotiating a lease for all or any portion of the Expansion Space (the “New Lease Notice”). If Tenant fails to exercise the Expansion Right with respect within seven (7) business days after Landlord’s delivery of the Landlord New Lease Notice, then Tenant’s right to lease such Expansion Space shall terminate pursuant to this Section 2, and Landlord may lease such space to a third party.

2.3 Termination of Expansion Right. Tenant’s rights under this Section 2 shall expire on the date on which Tenant fails to occupy the entire initial Premises. The rights granted to Tenant under this Section 2 are personal to the Original Tenant, a Permitted Transferee, and their respective Affiliates, and may not be assigned, transferred or conveyed to any party. Tenant shall not have the right to lease Expansion Space as provided in this Section 2 if, as of the date of the delivery of the Expansion Exercise Notice by Tenant, Tenant is in default of this lease, after expiration of any applicable notice and cure periods.

3. Right of First Offer. Commencing as of the first day of the third (3rd) year of the Term, Landlord hereby grants to the Original Tenant and its Affiliates, an ongoing right of first offer with respect to all of the space in the Building not then contained in the Premises (the “First Offer Space”). Notwithstanding the foregoing, such first offer right shall be subordinate to all rights of which are set forth in leases of space in the Project as of the first day of the third (3rd) year of the Term, including any renewal, extension or expansion rights set forth in such leases, regardless of whether any such renewal, extension or expansion rights are executed strictly in accordance with their terms, or pursuant to a lease amendment or a new lease. The holders of any such superior rights shall be referred to herein collectively as the “Superior Right Holders”).

3.1 Procedure for Offer. Subject to the terms hereof, Landlord shall notify Tenant (the “First Offer Notice”) from time to time when the First Offer Space or any portion thereof becomes available for lease to third parties, provided that no Superior Right Holder wishes to lease such space. The First Offer Notice shall describe the space so offered to Tenant, the term of Landlord’s proposed lease of the subject First Offer Space, and shall set forth the “Economic Terms,” as that term is defined in Section 3.2, below, applicable to the First Offer Space (collectively, the “First Offer Rent”).

3.2 Procedure for Acceptance. If Tenant wishes to exercise Tenant’s right of first offer with respect to the space described in the First Offer Notice, then within seven (7) business days after delivery of the First Offer Notice to Tenant (or within three (3) business days after delivery of a “Second Offer”, as defined below), Tenant shall deliver notice (the “First Offer Exercise Notice”) to Landlord of Tenant’s election to exercise its right of first offer with respect to the entire space described in the First Offer Notice on the terms contained in such notice; provided that in the event that the length of term in the First Offer Notice (the “Landlord Proposed Lease Term”) shall be longer than the “First

EXHIBIT F

Offer Term,” as that term is defined in Section 1.3.4, below, then (x) Tenant shall pay the initial Base Rent provided for in the First Offer Notice, with the same annual percentage rate increases set forth in the First Offer Notice for the remainder of the then Lease Term, and (y) any “First Offer Free Rent” and “First Offer Allowances,” as those terms are defined, below, shall be proportionally reduced based upon the ratio of the number of months in the First Offer Term to the number of months in the Landlord Proposed First Offer Term. Subject to the foregoing, the First Offer Notice shall include the “Economic Terms,” as that term is defined, below, which will be applicable to the First Offer Space. If Tenant does not so notify Landlord within the ten (10) business day period, then Landlord shall be free to lease the space described in the First Offer Notice to anyone to whom Landlord desires on any terms Landlord desires, provided that, subject to the terms of this Section 3, prior to leasing such space to any third party on Economic Terms (calculated on a “Net Equivalent Lease Rate” basis pursuant to Sections 5.1 through 5.5 of Exhibit G to the Lease), more favorable than those set forth in the corresponding First Offer Notice and prior to any election by Landlord to lease materially less than all of the First Offer Space previously offered to Tenant, Landlord shall first again offer such First Offer Space to Tenant on such more favorable Economic Terms and/or for such reduced space (the “Second Offer”). Notwithstanding anything to the contrary contained herein, Tenant must elect to exercise its right of first offer, if at all, with respect to all of the space offered by Landlord to Tenant at any particular time, and Tenant may not elect to lease only a portion thereof. For purposes hereof, the “Economic Terms” shall be the following items: (i) the rentable square footage of the applicable space, (ii) the lease commencement date, (iii) base rent, including escalations, and free rent (“First Offer Free Rent”), (iv) monetary concessions (e.g., free rent, improvement allowances) (collectively, “First Offer Allowance”), and (v) any rent stop or base year protections.

3.3 First Offer Space Rent. Tenant shall pay Base Rent and Direct Expenses with respect to the First Offer Space in accordance with the terms of this Lease and the First Offer Rent (subject to the terms of this Section 1.3), provided that Tenant’s Share with respect to the First Offer Space shall equal the percentage obtained by dividing the rentable square footage of the First Offer Space by the rentable square footage of the Building.

3.4 First Offer Term. The term of Tenant’s lease of any First Offer Space (the “First Offer Term”) shall be coterminous with the initial Premises so long as at least three (3) years shall remain in the then Lease Term as of the First Offer Commencement Date. In the event that less than three (3) years shall remain in the then Lease Term as of the “First Offer Commencement Date,” as that term is defined in Section 3.6, below, then the First Offer Term shall be a period equal to the shorter of (a) the Landlord Proposed Lease Term, and (b) the period commencing as of the First Offer Commencement Date and continuing until the expiration date of the next succeeding, unexercised Option Term (notwithstanding that the same has not been exercised by Tenant), provided that if no Option Term remains, the term of Tenant’s lease of the First Offer Space shall be for the Landlord Proposed Lease Term.

3.5 Construction In First Offer Space. Tenant shall take the First Offer Space in its then “as is” condition (subject to any tenant improvement allowance granted as a component of the First Offer Rent), and the construction of improvements in the First Offer Space shall comply with the terms of this Lease.

3.6 Amendment to Lease. If Tenant timely exercises Tenant’s right to lease the First Offer Space as set forth herein, Landlord and Tenant shall promptly thereafter execute an amendment to this Lease for such First Offer Space upon the terms set forth in the First Offer Notice and this Section 3. Tenant shall commence payment of Rent for the First Offer Space, and the term of the First Offer Space shall commence upon the date of delivery of the First Offer Space to Tenant (except to the extent a period of time, without the payment of Rent, to construct improvements in the First Offer

EXHIBIT F

Space is granted as a component of the First Offer Rent) (the “First Offer Commencement Date”) and shall terminate on the expiration date determined pursuant to the terms of Section 3.4, above.

3.7 Termination of Right of First Offer. The rights contained in this Section 3 shall be personal to the Original Tenant and its Affiliates, and may only be exercised by the Original Tenant or an Affiliate (and not any other assignee or any sublessee or other transferee of the Original Tenant’s interest in this Lease) if the Original Tenant or an Affiliate, as the case may be, occupies the entire initial Premises. The right of first offer granted herein shall not terminate as to particular First Offer Space upon the failure by Tenant to exercise its right of first offer with respect to such First Offer Space as offered by Landlord. In connection with the foregoing, in the event that Tenant elects not to or fails to lease First Offer Space offered by Landlord pursuant to the terms of this Section 3, Landlord shall, following the expiration or earlier termination of the subsequent lease thereof (including renewals of any such lease), or, if no subsequent lease is executed by Landlord within 180-days following receipt by Tenant of the First Offer Notice, or, if applicable, the Second Offer, re-offer such space to Tenant, subject to and in accordance with the terms of this Section 1.3. Notwithstanding anything in this Section 3 to the contrary, Tenant hereby acknowledges and agrees that the tenant with whom Landlord enters into any such subsequent lease and any tenant entering into a lease during any “First Offer Suspension Period,” as that term is defined, below shall, with respect to any and all renewal, extension, expansion, first offer, first refusal or similar rights granted (whether or not executed strictly pursuant to their terms of pursuant to a lease amendment or a new lease), be a Superior Right Holder for purposes of this Section 3. Tenant shall not have the right to lease First Offer Space, as provided in this Section 3, if, as of the date of the attempted exercise of any right of first offer by Tenant, or, at Landlord’s option, as of the scheduled date of delivery of such First Offer Space to Tenant, Tenant is in Default under this Lease (the “First Offer Suspension Period”).

EXHIBIT F

EXHIBIT G

MISSION TOWERS I

MARKET RENT ANALYSIS

When determining Market Rent, the following rules and instructions shall be followed.

1. RELEVANT FACTORS. The “Market Rent,” as used in this Lease, shall be derived from an analysis (as such derivation and analysis are set forth in this Exhibit G) of the “Net Equivalent Lease Rates,” of the “Comparable Transactions”. The “Market Rent,” as used in this Lease, shall be equal to the annual rent per rentable square foot as would be applicable on the commencement of the Option Term at which tenants, are, pursuant to transactions consummated within the twelve (12) month period immediately preceding the first day of the Option Term (provided that timing adjustments shall be made to reflect any perceived changes which will occur in the Market Rent following the date of any particular Comparable Transaction up to the date of the commencement of the Option Term) leasing non-sublease, non-encumbered, non-equity space comparable in location and quality to the Premises and consisting of one full floor or greater transactions, for a comparable term, in an arm’s-length transaction, which comparable space is located in the “Comparable Buildings,” as that term is defined in Section 4, below (transactions satisfying the foregoing criteria shall be known as the “Comparable Transactions”). The terms of the Comparable Transactions shall be calculated as a Net Equivalent Lease Rate pursuant to the terms of this Exhibit G and shall take into consideration only the following terms and concessions: (i) the rental rate and escalations for the Comparable Transactions, (ii) the amount of parking rent per parking permit paid in the Comparable Transactions, (iii) operating expense and tax escalation protection granted in such Comparable Transactions such as a base year or expense stop (although for each such Comparable Transaction the base rent shall be adjusted to a triple net base rent using reasonable estimates of operating expenses and taxes for each such Comparable Transaction); (iv) tenant improvements or allowances provided or to be provided for such comparable space, taking into account, the value of the existing improvements, if any, in the Premises and/or improvement allowances granted to Tenant, such value of existing improvements to be based upon the age, quality and layout of the improvements and the extent to which the same could be utilized by general office users (as contrasted to the Tenant), and (v) rental abatement concessions, if any, being granted such tenants in connection with such comparable space; provided, however, that no consideration shall be given to (1) the fact that Landlord is or is not required to pay a real estate brokerage commission in connection with the applicable term or the fact that the Comparable Transactions do or do not involve the payment of real estate brokerage commissions, and (2) any period of rental abatement, if any, granted to tenants in Comparable Transactions in connection with the design, permitting and construction of tenant improvements in such comparable spaces. The Market Rent shall include adjustment of the stated size of the Premises, based upon the standards of measurement utilized in the Comparable Transactions.

2. TENANT SECURITY. The Market Rent shall additionally include a determination as to whether, and if so to what extent, Tenant must provide Landlord with financial security, such as a letter of credit or guaranty, for Tenant’s Rent obligations during the Option Term. Such determination shall be made by reviewing the extent of financial security then generally being imposed in Comparable Transactions from tenants of comparable financial condition and credit history to the then existing financial condition and credit history of Tenant (with appropriate adjustments to account for differences in the then-existing financial condition of Tenant and such other tenants).

3. TENANT IMPROVEMENT ALLOWANCE. If, in determining the Market Rent for an Option Term, Tenant is entitled to a tenant improvement or comparable allowance for the

EXHIBIT G

improvement of the Option Space (the “Option Term TI Allowance”), Landlord may, at Landlord’s sole option, elect to grant all or a portion of the Option Term TI Allowance in accordance with the following: (A) to grant some or all of the Option Term TI Allowance to Tenant in the form as described above (i.e., as an improvement allowance), and/or (B) to offset against the rental rate component of the Market Rent all or a portion of the Option Term TI Allowance (in which case such portion of the Option Term TI Allowance provided in the form of a rental offset shall not be granted to Tenant). To the extent Landlord elects not to grant the entire Option Term TI Allowance to Tenant as a tenant improvement allowance, the offset under item (B), above, shall equal the amount of the tenant improvement allowance not granted to Tenant as a tenant improvement allowance pursuant to the preceding sentence.

4. COMPARABLE BUILDINGS. For purposes of this Lease, the term “Comparable Buildings” shall mean the Building and those certain other first-class office building containing of not less than 250,000 rentable square feet of space and located in Mountain View, Sunnyvale, and Santa Clara, California. With respect to Comparable Transactions that are not located in the Building, the Market Rent shall be adjusted, if necessary, to take into consideration the size, age, quality of construction and appearance of the Comparable Buildings as they the relate to the Building.

5. METHODOLOGY FOR REVIEWING AND COMPARING THE COMPARABLE TRANSACTIONS. In order to analyze the Comparable Transactions based on the factors to be considered in calculating Market Rent, and given that the Comparable Transactions may vary in terms of length or term, rental rate, concessions, etc., the following steps shall be taken into consideration to “adjust” the objective data from each of the Comparable Transactions. By taking this approach, a “Net Equivalent Lease Rate” for each of the Comparable Transactions shall be determined using the following steps to adjust the Comparable Transactions, which will allow for an “apples to apples” comparison of the Comparable Transactions.

5.1 The contractual rent payments for each of the Comparable Transactions should be arrayed monthly or annually over the lease term. All Comparable Transactions should be adjusted to simulate a net rent structure, wherein the tenant is responsible for the payment of all property operating expenses and taxes in a manner consistent with this Lease. This results in the estimate of Net Equivalent Rent received by each landlord for each Comparable Transaction being expressed as a periodic net rent payment.

5.2 Any free rent or similar inducements received over time should be deducted in the time period in which they occur, resulting in the net cash flow arrayed over the lease term.

5.3 The resultant net cash flow from the lease should be then discounted (using an annual discount rate equal to 8.0%) to the lease commencement date, resulting in a net present value estimate.

5.4 From the net present value, up front inducements (improvements allowances and other concessions) should be deducted. These items should be deducted directly, on a “dollar for dollar” basis, without discounting since they are typically incurred at lease commencement, while rent (which is discounted) is a future receipt.

5.5 The net present value should then amortized back over the lease term as a level monthly or annual net rent payment using the same annual discount rate of 8.0% used in the present value analysis. This calculation will result in a hypothetical level or even payment over the option period, termed the “Net Equivalent Lease Rate” (or constant equivalent in general financial terms).

EXHIBIT G

6. USE OF NET EQUIVALENT LEASE RATES FOR COMPARABLE TRANSACTIONS. The Net Equivalent Lease Rates for the Comparable Transactions shall then be used to reconcile, in a manner usual and customary for a real estate appraisal process, to a conclusion of Market Rent which shall be stated as a Net Equivalent Lease Rate applicable the Option Term.

EXHIBIT G

EXHIBIT H

MISSION TOWERS I

FORM OF LETTER OF CREDIT

BENEFICIARY:

[INSERT NAME OF BENEFICIARY]

[INSERT STREET ADDRESS]

[INSERT CITY, STATE, ZIP CODE]

AS “LANDLORD”

APPLICANT:

NETLOGIC MICROSYSTEMS, INC.

[INSERT STREET ADDRESS]

[INSERT CITY, STATE, ZIP CODE]

AS “TENANT”

AMOUNT:        US$XXX,XXX.XX ([INSERT AMOUNT IN WORDS AND XX/100 U.S. DOLLARS)

EXPIRATION DATE:                  ,

LOCATION:    SANTA CLARA, CALIFORNIA

LADIES AND GENTLEMEN:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. SVBSF             IN YOUR FAVOR. THIS LETTER OF CREDIT IS AVAILABLE BY SIGHT PAYMENT WITH OURSELVES ONLY AGAINST PRESENTATION AT THE BANK’S OFFICE (AS DEFINED BELOW) OF THE FOLLOWING DOCUMENTS:

1.	THE ORIGINAL OF THIS LETTER OF CREDIT AND ALL AMENDMENT (S), IF ANY.

2.	YOUR SIGHT DRAFT DRAWN ON US IN THE FORM ATTACHED HERETO AS EXHIBIT “A”.

3.	A DATED CERTIFICATION PURPORTEDLY SIGNED BY AN AUTHORIZED OFFICER OR REPRESENTATIVE OF THE BENEFICIARY, FOLLOWED BY HIS/HER PRINTED NAME AND DESIGNATED TITLE, STATING EITHER OF THE FOLLOWING:

(A.)

“THE UNDERSIGNED HEREBY CERTIFIES THAT THE LANDLORD, EITHER (A) UNDER THE LEASE (DEFINED BELOW), OR (B) AS A RESULT OF THE TERMINATION OF SUCH LEASE, HAS THE RIGHT TO DRAW DOWN THE AMOUNT OF US$             IN ACCORDANCE WITH THE TERMS OF THAT CERTAIN OFFICE LEASE DATED [Insert

EXHIBIT H

Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), OR SUCH AMOUNT CONSTITUTES DAMAGES OWING BY THE TENANT UNDER SUCH LEASE TO BENEFICIARY RESULTING FROM THE BREACH OF SUCH LEASE BY THE TENANT THEREUNDER, AND SUCH AMOUNT REMAINS UNPAID AT THE TIME OF THIS DRAWING.”

OR

(B)	“THE UNDERSIGNED HEREBY CERTIFIES THAT WE HAVE RECEIVED A WRITTEN NOTICE OF SILICON VALLEY BANK’S ELECTION NOT TO EXTEND ITS STANDBY LETTER OF CREDIT NO. SVBSF AND HAVE NOT RECEIVED A REPLACEMENT LETTER OF CREDIT WITHIN AT LEAST SIXTY (60) DAYS PRIOR TO THE PRESENT EXPIRATION DATE.”

OR

(C)	“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. AS THE RESULT OF THE FILING OF A VOLUNTARY PETITION UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE BY THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

OR

(D)	“THE UNDERSIGNED HEREBY CERTIFIES THAT BENEFICIARY IS ENTITLED TO DRAW DOWN THE FULL AMOUNT OF LETTER OF CREDIT NO. AS THE RESULT OF AN INVOLUNTARY PETITION HAVING BEEN FILED UNDER THE U.S. BANKRUPTCY CODE OR A STATE BANKRUPTCY CODE AGAINST THE TENANT UNDER THAT CERTAIN OFFICE LEASE DATED [Insert Lease Date], AS AMENDED (COLLECTIVELY, THE “LEASE”), WHICH FILING HAS NOT BEEN DISMISSED AT THE TIME OF THIS DRAWING.”

THE OFFICE LEASE MENTIONED ABOVE IS FOR IDENTIFICATION PURPOSES ONLY AND IT IS NOT INTENDED THAT SAID OFFICE LEASE BE INCORPORATED HEREIN OR FORM PART OF THIS LETTER OF CREDIT.

PARTIAL DRAWINGS ARE ALLOWED. THE ORIGINAL OF THIS LETTER OF CREDIT MUST ACCOMPANY ANY DRAWINGS HEREUNDER FOR ENDORSEMENT OF THE DRAWING AMOUNT AND WILL BE RETURNED TO THE BENEFICIARY UNLESS IT IS FULLY UTILIZED.

WE AGREE THAT WE SHALL HAVE NO DUTY OR RIGHT TO INQUIRE AS TO THE BASIS UPON WHICH BENEFICIARY HAS DETERMINED THAT THE AMOUNT IS DUE AND OWING OR HAS DETERMINED TO PRESENT TO US ANY DRAFT UNDER THIS LETTER OF CREDIT, AND THE PRESENTATION OF SUCH DRAFT IN STRICT COMPLIANCE WITH THE

EXHIBIT H

TERMS AND CONDITIONS OF THIS LETTER OF CREDIT, SHALL AUTOMATICALLY RESULT IN PAYMENT TO THE BENEFICIARY.

THE OBLIGATION OF SILICON VALLEY BANK UNDER THIS LETTER OF CREDIT IS NOT SUBJECT TO ANY CONDITION OR QUALIFICATION, AND IS THE INDIVIDUAL OBLIGATION OF SILICON VALLEY BANK, AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.

THE AMOUNT OF THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY DECREASED WITHOUT AMENDMENT(S) TO THE NEW AGGREGATE AMOUNT(S) ON THE EFFECTIVE DATES BELOW, PROVIDED THAT THE AVAILABLE AMOUNT EXCEEDS THE AGGREGATE AMOUNT(S) LISTED BELOW AND ISSUING BANK HAS NOT RECEIVED WRITTEN NOTICE FROM AN AUTHORIZED REPRESENTATIVE OF THE BENEFICIARY BY OVERNIGHT COURIER AT LEAST TEN (10) BUSINESS DAYS PRIOR TO ANY SCHEDULED REDUCTION DATE, ADVISING ISSUING BANK THAT APPLICANT IS IN DEFAULT AND ANY SCHEDULED DECREASE IN THE AGGREGATE AVAILABLE AMOUNT SHOULD NOT BE EFFECTED:

EFFECTIVE DATE(S)	NEW AGGREGATE AMOUNT(S)
[INSERT DATE]	[INSERT AMOUNT]
[INSERT DATE]	[INSERT AMOUNT]
[INSERT DATE]	[INSERT AMOUNT]

THIS LETTER OF CREDIT SHALL BE AUTOMATICALLY EXTENDED FOR AN ADDITIONAL PERIOD OF ONE YEAR, WITHOUT AMENDMENT, FROM THE PRESENT OR EACH FUTURE EXPIRATION DATE UNLESS AT LEAST NINETY (90) DAYS PRIOR TO THE THEN CURRENT EXPIRATION DATE WE SEND YOU WRITTEN NOTICE BY REGISTERED MAIL/OVERNIGHT COURIER SERVICE AT THE ABOVE ADDRESS THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE CURRENT EXPIRATION DATE. BUT IN ANY EVENT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND                  , 20    , WHICH SHALL BE THE FINAL EXPIRATION DATE OF THIS LETTER OF CREDIT.

THIS LETTER OF CREDIT IS TRANSFERABLE BY US, THE ISSUING BANK, AT THE REQUEST OF BENEFICIARY ONE OR MORE TIMES, BUT IN EACH INSTANCE ONLY TO A SINGLE BENEFICIARY AS TRANSFEREE AND ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY (“TRANSFEREE”), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE WOULD BE IN COMPLIANCE WITH THEN APPLICABLE LAW AND REGULATION, INCLUDING BUT NOT LIMITED TO THE REGULATIONS OF THE U. S. DEPARTMENT OF TREASURY AND U. S. DEPARTMENT OF COMMERCE. AT THE TIME OF TRANSFER, THE ORIGINAL LETTER OF CREDIT AND ORIGINAL AMENDMENT(S), IF ANY, MUST BE SURRENDERED TO US AT THE BANK’S OFFICE TOGETHER WITH OUR LETTER OF TRANSFER DOCUMENTATION AS PER ATTACHED EXHIBIT “B” DULY EXECUTED. THE CORRECTNESS OF THE SIGNATURE AND TITLE OF THE PERSON SIGNING THE TRANSFER FORM MUST BE VERIFIED BY BENEFICIARY’S BANK. APPLICANT SHALL PAY OUR TRANSFER FEE OF  1/4 OF 1% OF THE TRANSFER AMOUNT (MINIMUM US$250.00) UNDER THIS LETTER OF CREDIT. ANY REQUEST FOR TRANSFER WILL BE EFFECTED BY US SUBJECT TO THE ABOVE CONDITIONS. HOWEVER, ANY TRANSFER IS NOT CONTINGENT

EXHIBIT H

UPON APPLICANT’S ABILITY TO PAY OUR TRANSFER FEE. ANY TRANSFER OF THIS LETTER OF CREDIT MAY NOT CHANGE THE PLACE OR DATE OF EXPIRATION OF THE LETTER OF CREDIT FROM THE BANK’S OFFICE SPECIFIED BELOW. EACH TRANSFER SHALL BE EVIDENCED BY OUR ENDORSEMENT ON THE REVERSE OF THE LETTER OF CREDIT AND WE SHALL FORWARD THE ORIGINAL OF THE LETTER OF CREDIT SO ENDORSED TO THE TRANSFEREE.

DRAFT(S) AND DOCUMENTS MUST INDICATE THE NUMBER AND DATE OF THIS LETTER OF CREDIT.

WE HEREBY AGREE THAT DRAFTS DRAWN UNDER AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO: SILICON VALLEY BANK, 3003 TASMAN DRIVE, 2ND FLOOR, MAIL SORT HF210, SANTA CLARA, CALIFORNIA 95054, ATTENTION: GLOBAL FINANCIAL SERVICES – STANDBY LETTER OF CREDIT DEPARTMENT (THE “BANK’S OFFICE”). PRESENTATIONS MAY BE MADE IN PERSON OR BY OVERNIGHT COURIER DELIVERY SERVICE OR BY FACSIMILE ON OR BEFORE OUR CLOSE OF BUSINESS ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

SHOULD BENEFICIARY WISH TO MAKE PRESENTATIONS UNDER THIS LETTER OF CREDIT ENTIRELY BY FACSIMILE TRANSMISSION (IT NEED NOT TRANSMIT THE LETTER OF CREDIT). IT MAY DO SO IN LIEU OF PRESENTING THE PHYSICAL DOCUMENTS OTHERWISE REQUIRED FOR PRESENTATION UNDER THE TERMS OF THIS LETTER OF CREDIT. PROVIDED HOWEVER, SHOULD IT ELECT TO DO SO, EACH SUCH FACSIMILE TRANSMISSION SHALL BE MADE ON A BUSINESS DAY AT FAX NO. (408) 496-2418 OR (408) 969-6510; AND SIMULTANEOUSLY UNDER TELEPHONE ADVICE TO: (408) 654-7120 OR (408) 654-6349 AND, ON THE DAY OF SUCH TRANSMISSION, BE IMMEDIATELY FOLLOWED BY BENEFICIARY’S SENDING TO US ALL OF THE ORIGINALS OF SUCH FAXED DOCUMENTS TOGETHER WITH THE ORIGINAL OF THIS LETTER OF CREDIT BY OVERNIGHT MAIL OR COURIER SERVICE TO THE BANK’S OFFICE AS DESCRIBED ABOVE. PROVIDED FURTHER, HOWEVER, WE WILL DETERMINE TO HONOR OR DISHONOR ANY SUCH FACSIMILE PRESENTATION PURELY ON THE BASIS OF OUR EXAMINATION OF SUCH FACSIMILE PRESENTATION, AND WILL NOT EXAMINE THE ORIGINALS.

PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER PRIOR TO 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL BUSINESS HOURS OF THE BANK’S OFFICE ON THE NEXT SUCCEEDING BUSINESS DAY. PAYMENT AGAINST CONFORMING PRESENTATIONS HEREUNDER AFTER 10:00 A.M. CALIFORNIA TIME, ON A BUSINESS DAY SHALL BE MADE BY BANK DURING NORMAL

AS USED HEREIN, THE TERM “BUSINESS DAY” MEANS A DAY ON WHICH WE ARE OPEN AT OUR ABOVE ADDRESS IN SANTA CLARA, CALIFORNIA TO CONDUCT OUR LETTER OF CREDIT BUSINESS. NOTWITHSTANDING ANY PROVISION TO THE CONTRARY IN THE ISP98 (AS HEREINAFTER DEFINED), IF THE EXPIRATION DATE OR THE FINAL EXPIRATION DATE IS NOT A BUSINESS DAY THEN SUCH DATE SHALL BE AUTOMATICALLY EXTENDED TO THE NEXT SUCCEEDING DATE WHICH IS A BUSINESS DAY.

WE HEREBY ENGAGE WITH YOU THAT DRAFT(S) DRAWN AND/OR DOCUMENTS PRESENTED UNDER AND IN ACCORDANCE WITH THE TERMS AND

EXHIBIT H

CONDITIONS OF THIS LETTER OF CREDIT SHALL BE DULY HONORED UPON PRESENTATION TO SILICON VALLEY BANK, IF PRESENTED ON OR BEFORE THE EXPIRATION DATE OF THIS LETTER OF CREDIT.

IF ANY INSTRUCTIONS ACCOMPANYING A DRAWING UNDER THIS LETTER OF CREDIT REQUEST THAT PAYMENT IS TO BE MADE BY TRANSFER TO YOUR ACCOUNT WITH ANOTHER BANK, WE WILL ONLY EFFECT SUCH PAYMENT BY FED WIRE TO A U.S. REGULATED BANK.

EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998 (“ISP98”), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 590.

SILICON VALLEY BANK,

(FOR S V BANK USE ONLY)	(FOR S V BANK USE ONLY)
AUTHORIZED SIGNATURE	AUTHORIZED SIGNATURE

EXHIBIT H

EXHIBIT “A” to L-C

SIGHT DRAFT/BILL OF EXCHANGE

DATE:	REF. NO.
AT SIGHT OF THIS BILL OF EXCHANGE
PAY TO THE ORDER OF US$ U.S. DOLLARS
“DRAWN UNDER SILICON VALLEY BANK, SANTA CLARA, CALIFORNIA, IRREVOCABLE STANDBY LETTER OF CREDIT NUMBER NO. SVBSF DATED , 20 ”

TO:	SILICON VALLEY BANK
	3003 TASMAN DRIVE	[INSERT NAME OF BENEFICIARY]
SANTA CLARA, CA 95054

Authorized Signature

GUIDELINES TO PREPARE THE SIGHT DRAFT OR BILL OF EXCHANGE:

1.	DATE INSERT ISSUANCE DATE OF DRAFT OR BILL OF EXCHANGE.

2.	REF. NO. INSERT YOUR REFERENCE NUMBER IF ANY.

3.	PAY TO THE ORDER OF: INSERT NAME OF BENEFICIARY

4.	US$	INSERT AMOUNT OF DRAWING IN NUMERALS/FIGURES.

5.	U.S. DOLLARS INSERT AMOUNT OF DRAWING IN WORDS.

6.	LETTER OF CREDIT NUMBER INSERT THE LAST DIGITS OF OUR STANDBY L/C NUMBER THAT PERTAINS TO THE DRAWING.

7.	DATED INSERT THE ISSUANCE DATE OF OUR STANDBY L/C.

NOTE: BENEFICIARY SHOULD ENDORSE THE BACK OF THE SIGHT DRAFT OR BILL OF EXCHANGE

AS YOU WOULD A CHECK.

IF YOU NEED FURTHER ASSISTANCE IN COMPLETING THIS SIGHT DRAFT OR BILL OF EXCHANGE, PLEASE CALL OUR L/C PAYMENT SECTION AND ASK FOR: EFRAIN TUVILLA AT (408) 654-6349 OR ALICE DALUZ AT (408) 654-7120.

EXHIBIT H

EXHIBIT “B” to L-C

DATE:

TO:	SILICON VALLEY BANK
3003 TASMAN DRIVE
SANTA CLARA, CA 95054

ATTN:	GLOBAL FINANCIAL SERVICES
STANDBY LETTERS OF CREDIT

RE: SILICON VALLEY BANK IRREVOCABLE STANDBY LETTER OF CREDIT NO.

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(ADDRESS)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT UP TO ITS AVAILABLE AMOUNT AS SHOWN ABOVE AS OF THE DATE OF THIS TRANSFER.

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE. TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS, AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECT TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL OF SUCH LETTER OF CREDIT IS RETURNED HEREWITH, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE THEREOF, AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

SINCERELY,

SIGNATURE AUTHENTICATED

THE NAME(S) TITLE(S), AND SIGNATURE(S) CONFORM TO THAT/THOSE ON FILE WITH US FOR THE COMPANY AND THE SIGNATURE(S) IS/ARE AUTHORIZED TO EXECUTE THIS INSTRUMENT.

WE FURTHER CONFIRM THAT THE COMPANY HAS BEEN IDENTIFIED APPLYING THE APPROPRIATE DUE DILIGENCE AND ENHANCED DUE DILIGENCE AS REQUIRED BY THE BANK SECRECY ACT AND ALL ITS SUBSEQUENT AMENDMENTS.

(BENEFICIARY’S NAME)

(SIGNATURE OF BENEFICIARY)

(PRINTED NAME AND TITLE)

(NAME OF BANK)

(ADDRESS OF BANK)

(CITY, STATE, ZIP CODE)

(AUTHORIZED SIGNATURE)

(PRINTED NAME AND TITLE)

(TELEPHONE NUMBER)

EXHIBIT H

EXHIBIT I

MISSION TOWERS I

FORM OF TENANT’S ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of             , 200   by and between                      as Landlord, and the undersigned as Tenant, for Premises on the                      floor(s) of the office building located at 3975 Freedom Circle Drive, Santa Clara, California 95054, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned currently occupies the Premises described in the Lease, the Lease Term commenced on                     , and the Lease Term expires on                     , and the undersigned has no option to terminate or cancel the Lease or to purchase all or any part of the Premises, the Building and/or the Project.

3. Base Rent became payable on                     .

4. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A.

5. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows:

6. Intentionally Omitted.

7. All monthly installments of Base Rent, all Additional Rent and all monthly installments of estimated Additional Rent have been paid when due through                     . The current monthly installment of Base Rent is $            .

8. To Tenant’s actual knowledge, all conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and, to Tenant’s actual knowledge, Landlord is not in default thereunder, except as noted below. In addition, the undersigned has not delivered any notice to Landlord regarding a default by Landlord thereunder except as noted below. [Note any exceptions:                     ]

9. No rental has been paid more than thirty (30) days in advance and no security has been deposited with Landlord except as provided in the Lease.

10. As of the date hereof, to Tenant’s actual knowledge, there are no existing defenses or offsets, or claims or any basis for a claim, that the undersigned has against Landlord, except as noted below. [Note any exceptions:                     ]

11. If Tenant is a corporation or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing

EXHIBIT I

entity qualified to do business in California and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

12. There are no actions pending against the undersigned under the bankruptcy or similar laws of the United States or any state.

13. Other than in compliance with all applicable laws and incidental to the ordinary course of the use of the Premises, the undersigned has not used or stored any hazardous substances in the Premises.

14. To the undersigned’s knowledge, all tenant improvement work to be performed by Landlord under the Lease has been completed in accordance with the Lease and has been accepted by the undersigned and all reimbursements and allowances due to the undersigned under the Lease in connection with any tenant improvement work have been paid in full, except as noted below. [Note any exceptions:                     ].

The terms and provisions of Section 29.13.2 of the Lease are incorporated herein by this reference.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord or to a prospective mortgagee or prospective purchaser, and acknowledges that said prospective mortgagee or prospective purchaser will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part and that receipt by it of this certificate is a condition of making such loan or acquiring such property.

Executed at                      on the      day of             , 200  .

“Tenant”:

,
a

By:
Its:

By:
Its:

EXHIBIT I